THIRD QUARTER 2022

Page 2 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest, Western Canada and Greater London; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 54. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Net Operating Income (NOI) Detail 18 Debt Summary 20 Capital Structure 22 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 23 Operational and Portfolio Information 25 In-Service Office Properties 26 In-Service Office Properties by Location 29 Studio Properties / Production Services 31 Land Properties 33 Repositioning, Redevelopment, Development and Held For Sale Properties 34 Under Construction and Future Development Projects 36 Recently Completed and Under Construction Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 47 Backfilled Office Leases—Next Eight Quarters 48 Expiring Office Leases—Next Eight Quarters 49 Expiring Office Leases—Annual 52 Definitions and Reconciliations 53 Definitions 54 Reconciliation of Net Income to Net Operating Income 56 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 57 Company Outlook 58 Appendix 59 Total Portfolio Company’s Share 60 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 61 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Acquisitions/Dispositions • Acquired Quixote, a leading provider of sound stages and production services, for $360 million before closing adjustments • Sold office properties Northview Center in Lynnwood, Washington and Del Amo in Torrance, California, generating $48.8 million of proceeds before closing adjustments • Subsequent to the quarter, sold 6922 Hollywood office property in Hollywood, California for $96.0 million before closing adjustments Capital Markets • Completed public offering of $350.0 million of senior unsecured green bonds at 5.950% due February 2028 Balance Sheet (As of September 30, 2022) • $866.7 million of liquidity • $3.7 billion of Company’s share of unsecured and secured debt and preferred units (net of cash and cash equivalents) • 91.1% fixed or hedged debt with weighted average maturity of 4.4 years including extensions • Subsequent to the quarter, $951.7 million of liquidity with 93.2% fixed or hedged debt, following use of $85.0 million of 6922 Hollywood sale proceeds to repay amounts outstanding on unsecured revolving credit facility Dividend • Declared and paid dividends on common stock of $0.25 per share and on 4.750% Series C cumulative preferred stock of $0.296875 per share ESG Leadership • Subsequent to the quarter, ranked #1 out of 96 companies in the Office, Americas peer group for GRESB's 2022 Real Estate Assessment, achieving Green Star designation and 5-star rating for fourth consecutive year 2022 Outlook • Narrowed full-year 2022 FFO guidance to $2.01 to $2.05 per diluted share, excluding specified items, from prior range of $2.00 to $2.06 Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in global epicenters of innovation, media and technology. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals over 21 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation often through less capital- and time-intensive repositionings and redevelopments, although our vertically integrated platform allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to Third Quarter 2021) • Total revenue increased 14.4% to $260.4 million • Net loss attributable to common stockholders of $17.3 million, or $0.12 per diluted share, compared to net loss of $9.3 million, or $0.06 per diluted share • FFO, excluding specified items, of $74.1 million, or $0.52 per diluted share, compared to $77.3 million, or $0.50 per diluted share • FFO of $64.4 million, or $0.45 per diluted share, compared to $69.1 million, or $0.45 per diluted share • AFFO of $55.8 million, or $0.39 per diluted share, compared to $68.5 million, or $0.44 per diluted share • Same-store property cash NOI of $122.7 million compared to 125.2 million Leasing • Executed 65 new and renewal leases totaling 381,364 square feet • GAAP and cash rents increased 8.7% and 3.4% respectively • In-service office portfolio ended the quarter at 87.8% occupied and 89.3% leased • Same-store studio portfolio was 84.4% occupied and leased over trailing 12- months Development • Tenant improvements ongoing at One Westside and Harlow office (re)developments with GAAP rents commenced and stabilization anticipated in second quarter 2023 and fourth quarter 2022, respectively • Under construction projects include Sunset Glenoaks, a 7-stage, 241,000- square-foot studio in Los Angeles delivering in second half of 2023, and Washington 1000, a 546,000-square-foot office in Seattle delivering in 2024 Conference Call Information: Thursday, November 3, 2022 at 11:00 AM PST / 2:00 PM EST (833) 470-1428 (U.S.) | (404) 975-4839 (International) | Passcode: 131380

Hudson Pacific Properties, Inc.

Supplemental Information | Third Quarter 2022

Corporate Data[1]

Unaudited, in thousands, except per share data

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Number of office properties owned	53	54	54	54	53
Office square feet[2]	16,053,482	15,792,253	15,774,989	15,769,031	15,571,852
Same-store office square feet[2][3]	12,821,754	12,818,691	12,836,234	12,258,304	12,890,572
Same-store office leased rate as of end of period[3]	88.9 %	92.2 %	92.2 %	93.1 %	91.7 %
Stabilized office square feet[2][4]	13,922,342	13,912,876	13,747,301	13,707,649	13,558,781
Stabilized office leased rate as of end of period[4]	89.7 %	92.7 %	92.7 %	93.8 %	92.1 %
In-service office square feet[2][5]	14,647,281	14,639,067	14,656,497	14,746,779	14,597,763
In-service office leased rate as of end of period[5]	89.3 %	92.3 %	92.3 %	92.8 %	91.2 %
Number of studio properties owned	5	4	4	4	3
Studio square feet owned[2]	1,532,260	1,496,698	1,465,403	1,465,403	1,224,403
Same-store studio square feet[2][6]	1,230,454	1,230,454	1,205,809	1,205,809	1,205,809
Same-store studio leased rate as of end of period[7]	84.4 %	84.0 %	84.1 %	85.7 %	87.6 %
Non-same-store studio square feet[2]	35,562	N/A	N/A	N/A	18,594
Non-same-store studio leased rate as of end of period	— %	N/A	N/A	N/A	N/A
Number of land properties owned	7	8	8	8	9
Land properties estimated square feet[8]	3,583,589	4,129,589	4,062,242	2,954,406	3,195,406
Total portfolio square feet	21,169,331	21,418,540	21,302,634	20,188,840	19,991,661
Company's share of debt, net[9][10]	$ 3,676,082	$ 3,264,919	$ 3,220,900	$ 3,013,107	$ 3,184,975
Company's share of market capitalization[9][10]	$ 5,819,293	$ 6,075,463	$ 7,873,162	$ 7,342,670	$ 7,366,931
Company's share of Adjusted EBITDAre (annualized) / Company's share of debt, net[10]	7.7x	7.4x	7.6x	6.7x	7.4x
Company's share of debt, net/Company's share of market capitalization[9][10]	63.2 %	53.7 %	40.9 %	41.0 %	43.2 %
Share data:					
FFO[10], excluding specified items, per common stock/unit—diluted[11]	$ 0.52	$ 0.51	$ 0.50	$ 0.52	$ 0.50
Range of closing prices[11]	$ 10.75 - 15.61	$ 14.84 - 28.00	$ 22.54 - 28.54	$ 23.13 - 27.83	$ 25.70 - 28.37
Closing price at quarter end	$ 10.95	$ 14.84	$ 27.75	$ 24.71	$ 26.27
Weighted average fully diluted common stock/units outstanding[10]	143,158	146,344	151,426	153,700	154,027
Shares of common stock/units outstanding at end of period[10]	145,218	146,213	148,585	154,753	155,743

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, adjusted EBITDAre and the quotients of those amounts.

(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3) Same-store office defined as all properties owned and included in our office portfolio as of July 1, 2021 and still owned and included in our office portfolio as of September 30, 2022.

(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 27, 33 and 34.

(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 26 and 27.

(6) Same-store studio defined as all properties owned and included in our studio portfolio as of July 1, 2021 and still owned and included in our studio portfolio as of September 30, 2022.

(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.

(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.

(9) See capital structure on page 22 for additional detail.

(10) See definitions starting on page 54.

(11) For the quarter indicated.

Page 5 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Andy Wattula
Chief Operating Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Gary Hansel
Executive Vice President, Southern California Office Operations

Steven Jaffe
Executive Vice President, Business Affairs

Shawn McGarry
Executive Vice President, Northern California Office Operations

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Jeff Stotland
Executive Vice President, Global Studios

Arthur X. Suazo
Executive Vice President, Leasing

Chuck We
Executive Vice President, Pacific Northwest/ Canada Office Operations

Derric Dubourdieu
Senior Vice President, Leasing

Anne Mehrtens
Senior Vice President, Operations, Sunset Studios

Chris Pearson
Senior Vice President, Development Planning and Government Affairs

Nader Shah
Senior Vice President, Construction and Development

Jim Soutter
Senior Vice President, Engineering

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Erik Thoreen
Senior Vice President, UK and Studios East

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 61

Page 7 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Equity Research Coverage BMO Capital Markets John Kim (212) 885-4115 BofA Securities Jeff Spector (646) 855-1363 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Nicholas Joseph | Michael Griffin (212) 816-1909 | (212) 816-5871 Credit Suisse Tayo Okusanya (212) 325-1402 Goldman Sachs Caitlin Burrows (212) 902-4736 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Jonathan Petersen (212) 284-1705 KeyBanc Capital Markets Todd Thomas (917) 368-2286 Mizuho Securities Vikram Malhotra (212) 282-3827 Morgan Stanley Ronald Kamdem (212) 296-8319 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Wolfe Research Andrew Rosivach (646) 582-9250 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Financial Information

Page 10 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Consolidated Balance Sheets In thousands, except share data September 30, 2022 (Unaudited) December 31, 2021 ASSETS Investment in real estate, net $ 7,178,684 $ 7,077,703 Non-real estate property, plant and equipment, net 128,504 58,469 Cash and cash equivalents 161,667 96,555 Restricted cash 42,401 100,321 Accounts receivable, net 19,692 25,339 Straight-line rent receivables, net 275,518 240,306 Deferred leasing costs and intangible assets, net 405,434 341,444 U.S. Government securities — 129,321 Operating lease right-of-use assets 399,570 287,041 Prepaid expenses and other assets, net 106,640 119,000 Investment in unconsolidated real estate entities 154,144 154,731 Goodwill 261,139 109,439 Assets associated with real estate held for sale 187,026 250,520 TOTAL ASSETS $ 9,320,419 $ 8,990,189 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,449,316 $ 3,733,903 In-substance defeased debt — 128,212 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 355,545 300,959 Operating lease liabilities 396,412 293,596 Intangible liabilities, net 35,758 42,290 Security deposits, prepaid rent and other 87,049 84,939 Liabilities associated with real estate held for sale 2,475 3,898 Total liabilities 5,392,691 4,653,933 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 125,583 129,449 Equity Hudson Pacific Properties, Inc. stockholders’ equity Preferred stock, $0.01 par value, 18,400,000 authorized at September 30, 2022 and December 31, 2021; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at September 30, 2022 and December 31, 2021 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 140,923,320 shares and 151,124,543 shares outstanding at September 30, 2022 and December 31, 2021, respectively 1,408 1,511 Additional paid-in capital 2,935,448 3,317,072 Accumulated other comprehensive loss (17,066) (1,761) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,344,790 3,741,822 Non-controlling interest—members in consolidated real estate entities 384,724 402,971 Non-controlling interest—units in the operating partnership 62,816 52,199 Total equity 3,792,330 4,196,992 TOTAL LIABILITIES AND EQUITY $ 9,320,419 $ 8,990,189

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Consolidated Statements of Operations

Unaudited, in thousands, except share data

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
REVENUES				
Office				
Rental	$ 208,779	$ 197,941	$ 626,807	$ 580,354
Service and other revenues	4,712	3,925	14,328	9,358
Total office revenues	**213,491**	**201,866**	**641,135**	**589,712**
Studio				
Rental	15,305	12,768	42,137	36,472
Service and other revenues	31,558	12,998	73,025	30,169
Total studio revenues	**46,863**	**25,766**	**115,162**	**66,641**
Total revenues	**260,354**	**227,632**	**756,297**	**656,353**
OPERATING EXPENSES				
Office operating expenses	78,340	71,865	230,529	207,538
Studio operating expenses	26,688	12,044	66,357	35,963
General and administrative	19,795	18,288	62,178	53,846
Depreciation and amortization	93,070	88,568	276,701	255,507
Total operating expenses	**217,893**	**190,765**	**635,765**	**552,854**
OTHER INCOME (EXPENSE)				
(Loss) income from unconsolidated real estate entities	(352)	566	1,731	1,671
Fee income	911	678	3,122	2,323
Interest expense	(37,261)	(30,825)	(101,816)	(91,800)
Interest income	196	934	2,026	2,868
Management services reimbursement income—unconsolidated real estate entities	983	253	3,159	879
Management services expense—unconsolidated real estate entities	(983)	(253)	(3,159)	(879)
Transaction-related expenses	(9,331)	(6,300)	(10,713)	(7,364)
Unrealized (loss) gain on non-real estate investments	(894)	827	(1,062)	11,620
Loss on sale of real estate	(180)	—	(180)	—
Impairment loss	(4,795)	(2,762)	(28,548)	(2,762)
Loss on extinguishment of debt	—	(6,249)	—	(6,249)
Other income (expense)	2,453	82	4,047	(1,547)
Total other expenses	**(49,253)**	**(43,049)**	**(131,393)**	**(91,240)**
Net (loss) income	**(6,792)**	**(6,182)**	**(10,861)**	**12,259**
Net income attributable to Series A preferred units	(153)	(153)	(459)	(459)
Net income attributable to Series C preferred shares	(5,047)	—	(15,384)	—
Net income attributable to participating securities	(300)	(276)	(894)	(830)
Net income attributable to non-controlling interest in consolidated real estate entities	(6,256)	(3,585)	(21,898)	(15,764)
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	1,037	816	4,433	2,780
Net loss attributable to common units in the operating partnership	225	85	548	16
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (17,286)**	**$ (9,295)**	**$ (44,515)**	**$ (1,998)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	$ (0.12)	$ (0.06)	$ (0.31)	$ (0.01)
Net loss attributable to common stockholders—diluted	$ (0.12)	$ (0.06)	$ (0.31)	$ (0.01)
Weighted average shares of common stock outstanding—basic	141,117,194	152,320,252	144,677,652	151,443,305
Weighted average shares of common stock outstanding—diluted	141,117,194	152,320,252	144,677,652	151,443,305

Page 11 of 61

Page 12 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Funds from Operations(1) Unaudited, in thousands, except per share data Three Months Ended Quarter To Date September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 NET (LOSS) INCOME $ (6,792) $ 3,546 $ (7,615) $ 16,753 $ (6,182) Adjustments: Depreciation and amortization—Consolidated 93,070 91,438 92,193 88,107 88,568 Depreciation and amortization—Non-real estate assets (5,541) (4,485) (4,432) (4,331) (2,221) Depreciation and amortization—Company’s share from unconsolidated real estate entities 1,278 1,320 1,369 1,497 1,462 Loss on sale of real estate 180 — — — — Impairment loss—Real estate assets 4,795 3,250 12,003 — 2,762 Unrealized loss (gain) on non-real estate investments 894 1,818 (1,650) (4,951) (827) Tax impact of unrealized gain on non-real estate investment — — — 1,973 — FFO attributable to non-controlling interests (18,261) (18,687) (20,004) (17,867) (14,288) FFO attributable to preferred shares and units (5,200) (5,200) (5,443) (2,434) (153) FFO to common stockholders and unitholders 64,423 73,000 66,421 78,747 69,121 Specified items impacting FFO: Impairment loss—Trade name — — 8,500 — — Transaction-related expenses 9,331 1,126 256 1,547 6,300 One-time prior period net property tax adjustment—Company’s share 366 477 — (687) (1,346) One-time debt extinguishment cost—Company’s share — — — — 3,187 FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 74,120 $ 74,603 $ 75,177 $ 79,607 $ 77,262 Weighted average common stock/units outstanding—diluted 143,158 146,344 151,426 153,700 154,027 FFO per common stock/unit—diluted $ 0.45 $ 0.50 $ 0.44 $ 0.51 $ 0.45 FFO (excluding specified items) per common stock/unit—diluted $ 0.52 $ 0.51 $ 0.50 $ 0.52 $ 0.50

Page 13 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) See definitions starting on page 54. Nine Months Ended Six Months Ended Three Months Ended Twelve Months Ended Nine Months Ended Year To Date September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 NET (LOSS) INCOME $ (10,861) $ (4,069) $ (7,615) $ 29,012 $ 12,259 Adjustments: Depreciation and amortization—Consolidated 276,701 183,631 92,193 343,614 255,507 Depreciation and amortization—Non-real estate assets (14,458) (8,917) (4,432) (7,719) (3,388) Depreciation and amortization—Company’s share from unconsolidated real estate entities 3,967 2,689 1,369 6,020 4,523 Loss on sale of real estate 180 — — — — Impairment loss—Real estate assets 20,048 15,253 12,003 2,762 2,762 Unrealized loss (gain) on non-real estate investments 1,062 168 (1,650) (16,571) (11,620) Tax impact of unrealized gain on non-real estate investment — — — 3,849 1,876 FFO attributable to non-controlling interests (56,934) (38,687) (20,004) (64,388) (46,731) FFO attributable to preferred shares and units (15,843) (10,643) (5,443) (2,893) (459) FFO to common stockholders and unitholders 203,862 139,425 66,421 293,686 214,729 Specified items impacting FFO: Impairment loss—Trade name 8,500 8,500 8,500 — — Transaction-related expenses 10,713 1,382 256 8,911 7,364 One-time prior period net property tax adjustment—Company’s share 786 451 — (581) 26 One-time debt extinguishment cost—Company’s share — — — 3,187 3,187 FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 223,861 $ 149,758 $ 75,177 $ 305,203 $ 225,306 Weighted average common stock/units outstanding—diluted 147,068 149,249 151,426 153,332 153,379 FFO per common stock/unit—diluted $ 1.39 $ 0.93 $ 0.44 $ 1.92 $ 1.40 FFO (excluding specified items) per common stock/unit—diluted $ 1.52 $ 1.00 $ 0.50 $ 1.99 $ 1.47 Funds from Operations(1) (continued) Unaudited, in thousands, except per share data

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Adjusted Funds from Operations(1)(2)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
FFO	$ 64,423	$ 73,000	$ 66,421	$ 78,747	$ 69,121
FFO (excluding specified items)	$ 74,120	$ 74,603	$ 75,177	$ 79,607	$ 77,262
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(4,748)	(9,770)	(11,990)	(6,337)	(3,592)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	1,457	970	966	821	804
Non-real estate depreciation, amortization and impairment	5,541	4,485	12,932	4,331	2,221
Amortization of deferred financing costs and loan discounts/premiums, net	2,478	2,407	2,403	2,029	1,845
Non-cash compensation expense	6,494	5,993	5,329	5,445	5,840
Recurring capital expenditures, tenant improvements and lease commissions	(29,574)	(18,386)	(17,499)	(13,384)	(15,894)
AFFO	**$ 55,768**	**$ 60,302**	**$ 67,318**	**$ 72,512**	**$ 68,486**
Dividends paid to common stock and unitholders	$ 36,040	$ 36,406	$ 36,942	$ 38,647	$ 38,745
AFFO payout ratio	64.6 %	60.4 %	54.9 %	53.3 %	56.6 %

	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended
Year To Date	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
FFO	$ 203,862	$ 139,425	$ 66,421	$ 293,686	$ 214,729
FFO (excluding specified items)	$ 223,861	$ 149,758	$ 75,177	$ 305,203	$ 225,306
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(26,508)	(21,760)	(11,990)	(25,448)	(19,111)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	3,393	1,936	966	3,255	2,434
Non-real estate depreciation, amortization and impairment	22,958	17,417	12,932	7,719	3,388
Amortization of deferred financing costs and loan discounts/premiums, net	7,288	4,810	2,403	7,305	5,276
Non-cash compensation expense	17,816	11,322	5,329	21,163	15,718
Recurring capital expenditures, tenant improvements and lease commissions	(65,459)	(35,885)	(17,499)	(62,880)	(49,496)
AFFO	**$ 183,349**	**$ 127,598**	**$ 67,318**	**$ 256,317**	**$ 183,515**
Dividends paid to common stock and unitholders	$ 109,388	$ 73,348	$ 36,942	$ 154,500	$ 115,913
AFFO payout ratio	59.7 %	57.5 %	54.9 %	60.3 %	63.2 %

(1) See definitions starting on page 54.
(2) Prior period AFFO has been restated to conform to current period presentation.

Page 14 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	% change	2022	2021	% change
SAME-STORE OFFICE STATISTICS[2][3]						
Number of properties	42	42		42	42	
Rentable square feet	11,311,811	11,311,811		11,311,811	11,311,811	
Ending % leased	88.2 %	92.3 %	(4.1)%	88.2 %	92.3 %	(4.1)%
Ending % occupied	86.5 %	91.7 %	(5.2)%	86.5 %	91.7 %	(5.2)%
Average % occupied for the period	90.1 %	92.1 %	(2.0)%	89.6 %	92.3 %	(2.7)%
SAME-STORE STUDIO STATISTICS[4]						
Number of properties	3	3		3	3	
Rentable square feet	1,230,454	1,230,454		1,230,454	1,230,454	
Average % occupied for the period[5]	84.4 %	87.3 %	(2.9)	84.4 %	87.3 %	(2.9)

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	% change	2022	2021	% change
SAME-STORE NET OPERATING INCOME[6]						
Total office revenues	$ 177,876	$ 182,115	(2.3)%	$ 537,353	$ 532,137	1.0 %
Total studio revenues	22,265	18,751	18.7	63,315	59,626	6.2
Same-store revenues	**200,141**	**200,866**	**(0.4)**	**600,668**	**591,763**	**1.5**
Total office expenses	66,838	62,687	6.6	192,222 [7]	181,459 [7]	5.9
Total studio expenses	13,150 [8]	8,958 [8]	46.8	36,971 [9]	32,878 [9]	12.4
Same-store expenses	**79,988**	**71,645**	**11.6**	**229,193**	**214,337**	**6.9**
Same-store office net operating income	**111,038**	**119,428**	**(7.0)**	**345,131**	**350,678**	**(1.6)**
NOI margin	62.4 %	65.6 %	(3.2)	64.2 %	65.9 %	(1.7)
Same-store studio net operating income	**9,115**	**9,793**	**(6.9)**	**26,344**	**26,748**	**(1.5)**
NOI margin	40.9 %	52.2 %	(11.3)	41.6 %	44.9 %	(3.3)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 120,153** [10]	**$ 129,221** [10]	**(7.0)%**	**$ 371,475** [11]	**$ 377,426** [11]	**(1.6)%**
NOI margin	60.0 %	64.3 %	(4.3)	61.8 %	63.8 %	(1.9)

Page 15 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Same-Store Property Performance—Consolidated[1] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)						
	Three Months Ended September 30,			Nine Months Ended September 30,		
	2022	2021	% change	2022	2021	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)						
Total office cash revenues	$ 179,876	$ 177,820	1.2 %	$ 532,783	$ 513,332	3.8 %
Total studio cash revenues	21,834	18,070	20.8	61,666	58,764	4.9
Same-store cash revenues	**201,710**	**195,890**	**3.0**	**594,449**	**572,096**	**3.9**
Total office cash expenses	65,906	61,765	6.7	189,424 (7)	178,653 (7)	6.0
Total studio cash expenses	13,080 (8)	8,878 (8)	47.3	36,763 (9)	32,641 (9)	12.6
Same-store cash expenses	**78,986**	**70,643**	**11.8**	**226,187**	**211,294**	**7.0**
Same-store office net operating income (cash basis)	**113,970**	**116,055**	**(1.8)**	**343,359**	**334,679**	**2.6**
NOI margin	63.4 %	65.3 %	(1.9)	64.4 %	65.2 %	(0.8)
Same-store studio net operating income (cash basis)	**8,754**	**9,192**	**(4.8)**	**24,903**	**26,123**	**(4.7)**
NOI margin	40.1 %	50.9 %	(10.8)	40.4 %	44.5 %	(4.1)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 122,724** (10)	**$ 125,247** (10)	**(2.0)%**	**$ 368,262** (11)	**$ 360,802** (11)	**2.1 %**
NOI margin	60.8 %	63.9 %	(3.1)	62.0 %	63.1 %	(1.1)

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended September 30, 2022 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2021 and still owned and included in the stabilized office portfolio as of September 30, 2022. Same-store office for the nine months ended September 30, 2022 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2021 and still owned and included in the stabilized office portfolio as of September 30, 2022.
(3) See pages 26 and 27 for same-store office properties.
(4) Same-store studio for the three months ended September 30, 2022 defined as all properties owned and included in our studio portfolio as of July 1, 2021 and still owned and included in our studio portfolio as of September 30, 2022. Same-store studio for the nine months ended September 30, 2022 defined as all properties owned and included in our studio portfolio as of January 1, 2021 and still owned and included in our studio portfolio as of September 30, 2022.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended as of the periods indicated.
(6) See page 56 for the reconciliation of net (loss) income to net operating income (NOI).
(7) Same-store office expenses for the nine months ended September 30, 2022 included a one-time property tax increase of $0.2 million resulting from reassessments at Ferry Building. Same-store office expenses for the nine months ended September 30, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE. Adjusted for these items, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) percentage change for the nine months ended September 30, 2022 would have been (1.8)% and 2.4%, respectively.
(8) Same-store studio expenses for the three months ended September 30, 2022 included a one-time property tax increase of $0.5 million resulting from reassessments at Sunset Gower Studios. Same-store studio expenses for the three months ended September 30, 2021 included a one-time prior year property tax reduction of $1.4 million at Sunset Las Palmas Studios. Adjusted for these items, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) percentage change for the three months ended September 30, 2022 would have been 14.8% and 19.0%, respectively.

Page 16 of 61

Page 17 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Same-Store Property Performance—Consolidated(1) (continued) Unaudited, in thousands, except number of properties and square feet (9) Same-store studio expenses for the nine months ended September 30, 2022 included a one-time property tax increases of $0.4 million resulting from reassessments at Sunset Gower Studios. Same-store studio expenses for the nine months ended September 30, 2021 included a one-time property tax increases of $0.4 million resulting from reassessments at Sunset Gower Studios and a one-time prior year property tax reduction of $1.4 million at Sunset Las Palmas Studios. Adjusted for these items, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) percentage change for the nine months ended September 30, 2022 would have been 3.9% and 0.8%, respectively. (10) Adjusted for the above-mentioned one-time items and net operating income associated with Qualcomm vacating 376,817 square feet at Skyport Plaza, the consolidated same-store net operating income and consolidated same store net operating income (cash basis) percentage change for the three months ended September 30, 2022 would have been (3.4)% and 2.2%, respectively. (11) Adjusted for the above-mentioned one-time items and net operating income associated with Qualcomm vacating 376,817 square feet at Skyport Plaza the consolidated same-store net operating income and consolidated same store net operating income (cash basis) percentage change for the nine months ended September 30, 2022 would have been (0.6)% and 3.2%, respectively.

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Net Operating Income (NOI) Detail

Three Months Ended September 30, 2022 | Unaudited, in thousands

	Same-Store Office[1]	Same-Store Studio[2]	Non-Same-Store Office[3]	Non-Same-Store Studio[4]	Repositioning/ Redevelopment /Development[5]	Lease-Up[3]	Held-for-Sale[5]	Total
REVENUE								
Cash rent	$ 144,492	$ 12,327	$ 9,357	$ 2,307	$ 13	$ 7,837	$ 3,770	$ 180,103
Cash tenant recoveries	31,321	240	2,485	—	(13)	1,608	669	36,310
Straight-line rent	(3,176)	440	9,300	—	—	(60)	(173)	6,331
Amortization of above-market and below-market leases, net	1,503	—	141	—	26	30	—	1,700
Amortization of lease incentive costs	(327)	(9)	(3)	—	—	(21)	—	(360)
Total rental revenue	**173,813**	**12,998**	**21,280**	**2,307**	**26**	**9,394**	**4,266**	**224,084**
Service and other revenues	4,063	9,267	143	22,291	—	14	492	36,270
Total revenue	**177,876**	**22,265**	**21,423**	**24,598**	**26**	**9,408**	**4,758**	**260,354**
OPERATING EXPENSES								
Property operating expenses	65,906	13,080	4,667	13,051	(15)	4,712	1,966	103,367
Straight-line rent	325	—	77	487	—	—	—	889
Non-cash portion of interest expense	21	70	4	—	—	—	—	95
Amortization of above-market and below-market ground leases, net	586	—	89	—	—	2	—	677
Total operating expenses	**66,838**	**13,150**	**4,837**	**13,538**	**(15)**	**4,714**	**1,966**	**105,028**
TOTAL CONSOLIDATED NOI[6]	**$ 111,038**	**$ 9,115**	**$ 16,586**	**$ 11,060**	**$ 41**	**$ 4,694**	**$ 2,792**	**$ 155,326**
ADD : COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,719 [7]	—	—	—	—	2,719
LESS : TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	16,876 [8]	4,062 [9]	3,308 [10]	—	7 [11]	—	—	24,253
TOTAL COMPANY'S SHARE OF NOI	**$ 94,162**	**$ 5,053**	**$ 15,997**	**$ 11,060**	**$ 34**	**$ 4,694**	**$ 2,792**	**$ 133,792**
Square feet[12]	11,311,811	1,230,454	1,100,588	35,562	979,259	724,939	452,186	15,834,799
Ending % leased	88.2 %	84.4 %	99.2 %	— %	1.1 %	80.6 %	54.6 %	81.7 %
Ending % occupied	86.5 %	84.4 %	98.6 %	— %	— %	78.3 %	54.6 %	80.4 %
NOI margin	62.4 %	40.9 %	77.4 %	45.0 %	157.7 %	49.9 %	58.7 %	59.7 %
RECONCILIATION TO CASH NOI								
TOTAL NOI	**$ 111,038**	**$ 9,115**	**$ 16,586**	**$ 11,060**	**$ 41**	**$ 4,694**	**$ 2,792**	**$ 155,326**
Straight-line rent, net	3,501	(440)	(9,223)	487	—	60	173	(5,442)
Non-cash portion of interest expense	21	70	4	—	—	—	—	95
Amortization of above-market and below-market leases, net	(1,503)	—	(141)	—	(26)	(30)	—	(1,700)
Amortization of lease incentive costs	327	9	3	—	—	21	—	360
Amortization of above-market and below-market ground leases, net	586	—	89	—	—	2	—	677
TOTAL CONSOLIDATED CASH NOI	**$ 113,970**	**$ 8,754**	**$ 7,318**	**$ 11,547**	**$ 15**	**$ 4,747**	**$ 2,965**	**$ 149,316**

Page 18 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Net Operating Income Detail (NOI) (continued)

	Same-Store Office[(1)]	Same-Store Studio[(2)]	Non-Same-Store Office[(3)]	Non-Same-Store Studio[(4)]	Repositioning/ Redevelopment /Development[(5)]	Lease-Up[(3)]	Held-for-Sale[(5)]	Total
ADD : COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,742 (7)	—	—	—	—	1,742
LESS : TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	16,559 (8)	3,885 (9)	753 (10)	—	—	—	—	21,197
TOTAL COMPANY'S SHARE OF CASH NOI	$ 97,411	$ 4,869	$ 8,307	$ 11,547	$ 15	$ 4,747	$ 2,965	$ 129,861

(1) See pages 26 and 27 for same-store office for the three months ended September 30, 2022. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(3) See page 27 for non-same-store office and lease-up properties.
(4) Included as part of non-same store studio are the net operating income results for Sunset Studios production services and Quixote leased stages and production services.
(5) See page 34 for repositioning, redevelopment, development and held for sale properties.
(6) See page 56 and 57 for all non-GAAP NOI reconciliations.
(7) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars ("CAD") to United States Dollars ("USD") using the average monthly foreign currency exchange rate for the period presented.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7, Ferry Building and 1918 Eighth. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(10) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow.
(11) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico.
(12) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint ventures, Bentall Centre and Sunset Glenoaks Studios.

Page 19 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Debt Summary

As of September 30, 2022 | Unaudited, in thousands

Unsecured revolving credit facility	Principal Amount[1]	Interest Rate[2][3][4]	Contractual Maturity Date[5]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility[6][7]	$ 295,000	SOFR + 1.15% to 1.60%	12/21/2026	$ —	$ 295,000	$ 1,000,000	$ 705,000

Unsecured private placement	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
5.95% Registered senior notes—September 2022[8]	350,000	5.95%	2/15/2028	20,825	350,000	99.614 %	6.23%
TOTAL	**$ 1,650,000**			**$ 72,875**	**$ 1,650,000**		

Secured notes	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date[5]	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[9][10]	$ 1,100,000	LIBOR + 0.99%	8/9/2026	$ —	$ 1,100,000	$ 561,000	$ —
Acquired Hollywood Media Portfolio debt[9][10]	(209,814)	LIBOR + 1.55%	8/9/2026	—	(209,814)	(209,814)	—
Hollywood Media Portfolio, net	**890,186**			**—**	**890,186**	**351,186**	**—**
One Westside and 10850 Pico[11]	273,089	LIBOR + 1.70%	12/18/2024	—	273,089	204,817	141,511
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[12][13]	314,300	SOFR + 1.40%	12/18/2025	—	314,300	172,865	—
Hill7[14]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
Quixote	160,000	5.00%	12/31/2023	8,000	160,000	160,000	—
TOTAL	**$ 1,906,575**			**$ 19,130**	**$ 1,906,575**	**$ 1,112,418**	**$ 141,511**

Page 20 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Debt Summary (continued)

As of September 30, 2022 | Unaudited, in thousands

Other consolidated debt	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date[(5)]	Annual Debt Service[(1)]	Balance at Maturity	Company's Share
Joint venture debt[(15)(16)]	$ 66,136	4.50%	10/9/2032	$ 2,976	$ 66,136	$ —

Unconsolidated debt	Principal Amount[(1)]	Interest Rate[(2)]	Contractual Maturity Date	Annual Debt Service[(1)]	Balance at Maturity	Company's Share
Bentall Centre[(17)]	$ 482,506	CDOR + 1.75%	7/1/2024	$ —	$ 482,506	$ 96,501
Sunset Glenoaks Studios[(18)]	$ 30,848	SOFR + 3.10%	1/9/2025	$ —	$ 30,848	$ 15,424

(1) See definitions starting on page 54.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. See page 24 for detail around our interest rate hedging instruments.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of September 30, 2022, no such election had been made.
(4) In September 2022, the Company entered into the First Modification Agreement to the Fourth Amended and Restated Credit Agreement which replaced the LIBOR-based floating interest rate with a term SOFR-based floating interest rate for borrowings denominated in U.S. dollars under the existing credit agreement.
(5) Maturity dates include the effect of extension options.
(6) Includes the option to extend the initial maturity date of December 21, 2025 twice for an additional six-month term each.
(7) On October 20, 2022, the Company made a $85.0 million repayment on this facility.
(8) An amount equal to the net proceeds from the 5.95% Registered senior notes has been allocated to new or existing eligible green projects.
(9) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $1.1 billion mortgage loan secured by the Hollywood Media Portfolio. The Company purchased bonds comprising the loan in the amount of $209.8 million.
(10) Includes the option to extend the initial maturity date of August 9, 2023 three times for an additional one-year term each.
(11) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. This loan includes the option to extend the initial maturity date of December 18, 2023 twice for an additional six-month term each.
(12) We own 55% of the ownership interest in the consolidated joint venture that owns the 1918 Eighth property. This loan is interest-only through the five-year term.
(13) In August 2022, the Company modified the existing agreement for the loan secured by its 1918 Eighth property which replaced the LIBOR-based floating interest rate with a term SOFR-based floating interest rate.
(14) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(15) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building.
(16) Includes the option to extend the initial maturity date of October 9, 2028 twice for an additional two-year term each.
(17) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance is shown in USD using the foreign currency exchange rate as of September 30, 2022.
(18) We own 50% of the ownership interest in the unconsolidated real estate investment that owns the Sunset Glenoaks Studios development. This loan has an initial interest rate of SOFR + 3.10% per annum until the construction at Sunset Glenoaks Studios is complete and certain performance targets have been met, at which time the effective interest rate will decrease to SOFR + 2.50%. The loan is interest-only through its term. The total capacity of the loan is $100.6 million. As of September 30, 2022, we have $69.8 million undrawn.

Page 21 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Capital Structure

As of September 30, 2022 | Unaudited, in thousands, except share data and percentages

	Shares/Units	Aggregate Principal Amount or $ Equivalent	
Unsecured revolving credit facility		$ 295,000	
Unsecured private placement		625,000	
Unsecured registered senior notes		1,650,000	
Secured debt		1,906,575	
Total Consolidated unsecured and secured debt[1]		**$ 4,476,575**	
Add: Series A preferred units	392,598	9,815	
Total Consolidated debt[1]		**$ 4,486,390**	
Less: Cash and cash equivalents		(161,667)	
Total Consolidated debt, net[1]		**$ 4,324,723**	
Add: Company's share of unconsolidated real estate entities' debt[2]		111,925	
Less: Partners' share of consolidated debt[3]		(794,157)	
Less: Company's share of unconsolidated real estate entities' cash and cash equivalents[2]		(9,239)	
Add: Partners' share of cash and cash equivalents[3]		42,830	
Company's share of debt, net[1]		**$ 3,676,082**	
EQUITY			
Series C cumulative redeemable preferred stock	17,000,000	$ 425,000	
Common stock	140,923,320	1,543,110	
Operating partnership units	1,846,264	20,217	
Restricted stock and units	1,199,718	13,137	
Dilutive shares[1]	1,248,481	13,671	
TOTAL EQUITY	**162,217,783**	**$ 2,015,135**	[4]
CONSOLIDATED MARKET CAPITALIZATION[1]		**$ 6,501,525**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$ 5,819,293**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION		**66.5 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION		**63.2 %**	

(1) See definitions starting on page 54.
(2) Amount is calculated based on our percentage ownership interest in the unconsolidated joint venture entities. Amounts denominated in CAD and GBP have been converted to USD using the foreign currency exchange rates as of September 30, 2022.
(3) Amount is calculated based on the outside partners' percentage ownership interest in the consolidated joint venture entities.
(4) Value of common stock, operating partnership units, restricted stock and units and dilutive shares is calculated based on September 30, 2022 closing price of $10.95 per share of common stock.

Page 22 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$-
$320,000
$301,318(2)
$615,289
$796,186(3)
$456,000
$405,550
$500,000
$400,000
2022
2023
2024
2025
2026
2027
2028
2029
2030 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[4]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured	$ 2,570,000	67.7%	4.1%	5.1
Secured	1,224,343	32.3	4.1%	2.9
TOTAL	**$ 3,794,343**	**100.0%**		4.4
COMPANY'S SHARE OF FIXED, HEDGED AND FLOATING-RATE DEBT				
Fixed	$ 2,658,550	70.1%	4.4%	4.8
Hedged[5]	797,925	21.0	3.7%	3.0
Floating	337,868	8.9	3.9%	4.2
TOTAL	**$ 3,794,343**	**100.0%**		4.4
Weighted average stated interest rate[4]			4.1%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[6]			4.3%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[7]		
Total liabilities to total asset value	≤ 60%	44.1%
Unsecured indebtedness to unencumbered asset value	≤ 60%	44.3%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.3x
Secured indebtedness to total asset value	≤ 45%	19.6%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.0x
UNSECURED REGISTERED SENIOR NOTES[8]		
Debt to total assets	≤ 60%	46.2%
Total unencumbered assets to unsecured debt	≥ 150%	229.8%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.3x
Secured debt to total assets	≤ 45%	20.2%

Page 23 of 61

Page 24 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) Maturity dates include the effect of extension options. Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) unamortized deferred financing costs and loan discounts/premiums, and (ii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of September 30, 2022. (2) Includes the option to extend the initial maturity date of December 18, 2023 with respect to the One Westside and 10850 Pico loan twice for an additional six-month term each. (3) Includes the option to extend the initial maturity date of August 9, 2023 with respect to the $351.2 million Hollywood Media Portfolio loan. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. Also, reflected is the extension of the initial maturity date of December 25, 2025 with respect to the unsecured revolving credit facility twice for an additional six-month term each. (4) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Debt with a variable interest rate component reflects LIBOR, SOFR, or CDOR as of September 30, 2022, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap or is subject to a rate which is above the capped rate (see footnote 5 below), in which case the rate with respect to such debt is calculated based on the swapped or capped rate, as applicable. (5) Hedged debt includes all debt with interest rate swaps or caps on the LIBOR, SOFR, or CDOR component of the interest rate. As of September 30, 2022, our interest rate caps include the following LIBOR, SOFR, or CDOR caps: (i) 3.50% on $561.0 million (corresponding to our ratable share of the Hollywood Media Portfolio loan), (ii) 4.56% on $96.5 million (corresponding to our ratable share of the Bentall Centre loan), and (iii) 4.50% on $15.4 million (corresponding to our ratable share of the outstanding balance of the Sunset Glenoaks loan). Additionally, through the use of interest rate swaps, the LIBOR component of the interest rate with respect to $125.0 million of otherwise floating rate indebtedness was fixed at 1.43% through November 17, 2022. (6) Rates are as of September 30, 2022 and include deferred financing costs and loan discounts/premiums. (7) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of September 30, 2022. As of September 30, 2022, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (8) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. On September 2015, 2022, the operating partnership completed an underwritten public offering of $350.0 million of 5.95% Senior Notes, which were issued at 99.614% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes, 3.25% Senior Notes and 5.95% Senior Notes based on the financial results as of September 30, 2022. As of September 30, 2022, the operating partnership was in compliance with the terms of such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,509,943	93.7 %	94.4 %	$ 39,534,354	$ 27.95
Subtotal		**1,509,943**	**93.7**	**94.4**	**39,534,354**	**27.95**
Greater Seattle, Washington						
Met Park North	Denny Triangle	189,511	100.0	100.0	5,685,562	30.00
Hill7[7]	Denny Triangle	285,310	99.6	99.6	11,681,372	41.12
1918 Eighth[7]	Denny Triangle	668,888	100.0	100.0	26,046,833	38.94
450 Alaskan	Pioneer Square	171,026	99.5	99.5	7,171,186	42.14
411 First	Pioneer Square	163,668	58.8	58.8	3,697,546	38.41
505 First	Pioneer Square	288,495	35.9	35.9	3,600,752	34.75
83 King	Pioneer Square	184,055	69.2	69.2	5,645,198	44.34
Subtotal		**1,950,953**	**84.1**	**84.1**	**63,528,449**	**38.74**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,034,754	97.0	97.0	54,668,824	54.47
275 Brannan	San Francisco	57,120	100.0	100.0	4,830,939	84.58
625 Second	San Francisco	138,354	59.8	59.8	5,509,774	66.56
875 Howard[8]	San Francisco	191,201	96.8	96.8	14,927,117	80.61
901 Market	San Francisco	205,902	79.9	79.9	11,684,232	71.01
Rincon Center	San Francisco	533,723	97.8	97.8	32,793,901	62.80
Ferry Building[7]	San Francisco	266,592	97.1	98.3	23,376,315	90.30
Towers at Shore Center	Redwood Shores	335,332	93.3	95.4	23,140,301	73.96
Shorebreeze	Redwood Shores	230,931	75.6	84.6	11,818,954	67.70
555 Twin Dolphin	Redwood Shores	200,881	81.1	90.8	10,450,813	64.12
Palo Alto Square	Palo Alto	317,877	89.0	94.0	27,593,228	97.49
3176 Porter	Palo Alto	42,899	100.0	100.0	3,446,506	80.34
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,339,847	73.80
Clocktower Square	Palo Alto	100,655	100.0	100.0	9,152,838	90.93
Foothill Research Center	Palo Alto	195,121	93.6	93.6	14,078,246	77.07
Page Mill Center	Palo Alto	94,539	82.4	82.4	6,423,270	82.41
Page Mill Hill	Palo Alto	178,179	83.9	83.9	11,290,779	75.51
Gateway	North San Jose	611,022	78.2	79.4	21,558,021	45.10
1740 Technology	North San Jose	215,857	98.7	100.0	9,419,874	44.21
Concourse	North San Jose	945,625	83.5	92.4	33,495,476	42.40
Metro Plaza	North San Jose	421,754	81.4	81.4	15,621,186	45.49
Skyport Plaza	North San Jose	418,667	10.8	10.8	1,920,599	42.29
Techmart	Santa Clara	284,903	79.8	81.4	11,309,517	49.73
Subtotal		**7,229,745**	**83.9**	**86.2**	**373,850,557**	**61.62**

Page 26 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
Los Angeles, California						
6040 Sunset[9]	Hollywood	114,958	100.0	100.0	6,805,309	59.20
ICON[9]	Hollywood	326,792	100.0	100.0	20,679,184	63.28
CUE[9]	Hollywood	94,386	100.0	100.0	6,041,007	64.00
EPIC[9]	Hollywood	301,127	100.0	100.0	21,861,820	72.60
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0	5,994,016	45.51
Maxwell	Downtown Los Angeles	102,963	100.0	100.0	4,826,104	46.87
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,352,098	75.74
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,227,369	50.92
10900 Washington	West Los Angeles	9,919	100.0	100.0	514,915	51.91
10950 Washington	West Los Angeles	159,198	100.0	100.0	8,185,847	51.42
11601 Wilshire	West Los Angeles	498,396	89.7	93.8	21,560,868	48.24
Element LA	West Los Angeles	284,037	100.0	100.0	18,399,922	64.78
Subtotal		**2,131,113**	**97.6**	**98.5**	**121,448,459**	**58.40**
Total same-store		**12,821,754**	**87.4**	**88.9**	**598,361,819**	**53.42**
NON-SAME-STORE						
Greater Seattle, Washington						
5th & Bell	Denny Triangle	197,136	99.0	99.0	7,068,644	36.20
Subtotal		**197,136**	**99.0**	**99.0**	**7,068,644**	**36.20**
San Francisco Bay Area, California						
333 Twin Dolphin	Redwood Shores	183,118	92.7	96.5	10,630,286	62.60
Subtotal		**183,118**	**92.7**	**96.5**	**10,630,286**	**62.60**
Los Angeles, California						
Harlow[9]	Hollywood	129,931	100.0	100.0	7,760,741	59.73
One Westside[10]	West Los Angeles	590,403	100.0	100.0	36,640,824	62.06
Subtotal		**720,334**	**100.0**	**100.0**	**44,401,565**	**61.64**
Total non-same-store		**1,100,588**	**98.6**	**99.2**	**62,100,495**	**57.21**
Total Stabilized		**13,922,342**	**88.2**	**89.7**	**660,462,314**	**53.76**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	724,939	78.3	80.6	34,496,044	60.77
Subtotal		**724,939**	**78.3**	**80.6**	**34,496,044**	**60.77**
Total lease-up		**724,939**	**78.3**	**80.6**	**34,496,044**	**60.77**
TOTAL IN-SERVICE		**14,647,281**	**87.8 %**	**89.3 %**	**$ 694,958,358**	**$ 54.07**

Page 27 of 61

Page 28 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2022, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of September 30, 2022. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of July 1, 2021 and still owned and included in the stabilized office portfolio as of September 30, 2022. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022. (7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1918 Eighth, 1455 Market, and Ferry Building. (8) 96,240 square feet at 875 Howard previously occupied by Burlington Coat Factory was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (9) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE, EPIC and Harlow. (10) The entire premises was delivered for construction of tenant improvements to Google, Inc. during fourth quarter 2021. Monthly base rent payments commenced July 31, 2022. Subsequently, monthly base rent is abated for the eight-month period from September 2022 through April 2023 with cash rents expected to commence again on May 1, 2023. Upon second quarter 2023 stabilization, estimated yields will range between 8.00% - 8.25% based on total estimated project costs in the range of $500.0 - $525.0 million. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. In-Service Office Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,509,943	1,414,390	93.7 %	1,425,892	94.4 %	$ 39,534,354	$ 27.95
Subtotal	**1**	**1,509,943**	**1,414,390**	**93.7**	**1,425,892**	**94.4**	**39,534,354**	**27.95**
Greater Seattle, Washington								
Denny Triangle	4	1,340,845	1,337,732	99.8	1,337,732	99.8	50,482,411	37.74
Pioneer Square	4	807,244	497,383	61.6	497,383	61.6	20,114,682	40.44
Subtotal	**8**	**2,148,089**	**1,835,115**	**85.4**	**1,835,115**	**85.4**	**70,597,093**	**38.47**
San Francisco Bay Area, California								
San Francisco	7	2,427,646	2,274,253	93.7	2,277,560	93.8	147,791,102	64.98
Redwood Shores	4	950,262	820,255	86.3	874,304	92.0	56,040,354	68.32
Palo Alto	7	1,137,127	1,044,599	91.9	1,060,359	93.2	87,324,714	83.60
North San Jose	5	2,612,925	1,869,856	71.6	1,963,905	75.2	82,015,156	43.86
Santa Clara	1	284,903	227,419	79.8	231,980	81.4	11,309,517	49.73
Subtotal	**24**	**7,412,863**	**6,236,382**	**84.1**	**6,408,108**	**86.4**	**384,480,843**	**61.65**
Los Angeles, California								
Hollywood	5	967,194	967,194	100.0	967,194	100.0	63,148,061	65.29
West Los Angeles	7	1,649,589	1,598,150	96.9	1,618,490	98.1	91,881,843	57.49
Downtown Los Angeles	2	234,664	234,664	100.0	234,664	100.0	10,820,120	46.11
Subtotal	**14**	**2,851,447**	**2,800,008**	**98.2**	**2,820,348**	**98.9**	**165,850,024**	**59.23**
Total Stabilized	**47**	**13,922,342**	**12,285,895**	**88.2**	**12,489,463**	**89.7**	**660,462,314**	**53.76**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 28.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022.

Page 29 of 61

Page 30 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 In-Service Office Properties by Location(1) (continued) Properties Square Feet(2) Occupied Square Feet Percent Occupied(3) Leased Square Feet Percent Leased(3) Annualized Base Rent(4) Annualized Base Rent Per Square Foot(4) LEASE-UP San Francisco Bay Area, California Foster City 1 724,939 567,634 78.3 584,166 80.6 34,496,044 60.77 Subtotal 1 724,939 567,634 78.3 584,166 80.6 34,496,044 60.77 Total Lease-up 1 724,939 567,634 78.3 584,166 80.6 34,496,044 60.77 TOTAL IN-SERVICE 48 14,647,281 12,853,529 87.8% 13,073,629 89.3% $ 694,958,358 $ 54.07 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 28.

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Studio Properties / Production Services

Studio Properties (Real Estate Owned)

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
SAME-STORE					
Los Angeles, California					
Sunset Gower Studios[1]	556,401	43.9 %	81.8 %	$ 21,016,127	$ 45.74
Sunset Bronson Studios	308,026	24.3 %	91.1	10,536,023	37.11
Sunset Las Palmas Studios[2]	366,027	28.9 %	82.6	15,337,888	50.99
Subtotal	**1,230,454**	**97.2 %**	**84.4 %**	**$ 46,890,038**	**$ 44.72**
Total same-store studio[3]	**1,230,454**	**97.2 %**	**84.4 %** [4]	**$ 46,890,038** [5]	**$ 44.72** [6]
NON-SAME-STORE					
Albuquerque, New Mexico					
5801 Bobby Foster Road[7]	35,562	2.8 %	— %		
Subtotal	**35,562**	**2.8 %**	—		
Total non-same-store studio	**35,562**	**2.8 %**	— %		
TOTAL STUDIO[8]	**1,266,016**	**100.0 %**			

Studio Properties/Production Services (By Segment)

Unaudited, in thousands, except number of stages and vehicles

	Period	Real Estate Owned/ Leased	# Stages[9]	# Vehicles[10]	Revenue Categories: Rental	Revenue Categories: Grip & Lighting	Revenue Categories: Production Supplies	Revenue Categories: Transportation	Revenue Categories: Other Services	Total Studio Revenues	Total Studio Expenses	Total Studio Net Operating Income
Studio Properties (Real Estate Owned)	Q3-2022	Owned	35	N/A	$12,998	$6,755	N/A	N/A	$2,512	$22,265	$13,167	$9,098
Sunset Production Services (formerly Zio/Star Waggons)	Q3-2022	N/A	N/A	1,111	491	N/A	218	10,912	4,124	15,745	7,367	8,378
Quixote[11]	September 2022	Leased	27	514	1,816	2,070	1,377	1,982	1,608	8,853	6,154	2,699
TOTAL			**62**	**1,625**	**$15,305**	**$8,825**	**$1,595**	**$12,894**	**$8,244**	**$46,863**	**$26,688**	**$20,175**

(1) 6,650 square feet located at Sunset Gower Studios was taken off-line for repositioning.
(2) 18,594 square feet located at Sunset Las Palmas Studios was taken off-line for repositioning.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended September 30, 2022.
(4) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2021 and still owned and included in our portfolio as of September 30, 2022. We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(5) Annual base rent for same-store studio reflects actual base rent for the 12 months ended September 30, 2022, excluding tenant reimbursements.

Page 31 of 61

Page 32 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (6) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2022. (7) Acquired July 15, 2022. Property is located approximately 2.5 miles from Netflix’s Albuquerque studios and includes approximately 29 acres of land utilized to operate more than 90 trailers and other assets serving surrounding production industry. Existing improvements have a history of use under production leases with media companies. (8) Does not include 241,000 square feet related to Sunset Glenoaks Studios which is under construction as of first quarter 2022. We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. See page 36 for more information. (9) Excludes stages that are currently under construction. (10) The number of vehicles presented in this table is inclusive of trucks, trailers, motorhomes and vans. This does not include vehicles associated with location services. (11) Acquired August 31, 2022. Information for Quixote reflects activity during our ownership period for the one month ending September 30, 2022. Studio Properties / Production Services (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Greater London, UK			
Sunset Waltham Cross Studios[2]	Broxbourne	1,167,347	32.6 %
Subtotal		**1,167,347**	**32.6 %**
Vancouver, British Columbia			
Burrard Exchange[3]	Downtown Vancouver	450,000	12.5 %
Subtotal		**450,000**	**12.5 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	9.8 %
Subtotal		**350,000**	**9.8 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[4][5]	Hollywood	19,816	0.6 %
Sunset Gower Studios—Development[5][6]	Hollywood	478,845	13.4 %
Sunset Las Palmas Studios—Development[5]	Hollywood	617,581	17.2 %
Element LA—Development	West Los Angeles	500,000	13.9 %
Subtotal		**1,616,242**	**45.1 %**
TOTAL LAND		**3,583,589**	**100.0 %**

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. The construction of Burrard Exchange may require the demolition of certain retail square footage.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.

Page 33 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,905	—	— %	—	— %	$ —	$ —
Subtotal		**35,905**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California								
875 Howard[7]	San Francisco	96,240	—	—	—	—	—	—
Rincon Center[8]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[9]	Palo Alto	79,056	—	—	—	—	—	—
Palo Alto Square[10]	Palo Alto	12,740	—	—	—	—	—	—
Metro Plaza[11]	North San Jose	50,847	—	—	10,453	20.6	—	—
Subtotal		**275,788**	**—**	**—**	**10,453**	**3.8**	**—**	**—**
Los Angeles, California								
10850 Pico[12]	West Los Angeles	96,322	—	—	—	—	—	—
Sunset Gower Studios[13]	Hollywood	6,650	—	—	—	—	—	—
Sunset Las Palmas Studios[13]	Hollywood	18,594	—	—	—	—	6,000	—
Subtotal		**121,566**	**—**	**—**	**—**	**—**	**6,000**	**—**
Total repositioning		**433,259**	**—**	**—**	**10,453**	**2.4**	**6,000**	**—**
DEVELOPMENT								
Greater Seattle, Washington								
Washington 1000[14]	Denny Triangle	546,000	—	—	—	—	—	—
Subtotal		**546,000**	**—**	**—**	**—**	**—**	**—**	**—**
Los Angeles, California								
Sunset Glenoaks Studios[15]	Los Angeles	241,000	—	—	—	—	—	—
Subtotal		**241,000**	**—**	**—**	**—**	**—**	**—**	**—**
Total development		**787,000**	**—**	**—**	**—**	**—**	**—**	**—**
HELD-FOR-SALE								
San Francisco Bay Area, California								
Skyway Landing	Redwood Shores	246,997	99,570	40.3	99,570	40.3	5,544,699	55.69
Subtotal		**246,997**	**99,570**	**40.3**	**99,570**	**40.3**	**5,544,699**	**55.69**
Los Angeles, California								
6922 Hollywood	Hollywood	205,189	147,388	71.8	147,388	71.8	7,788,732	52.85
Subtotal		**205,189**	**147,388**	**71.8**	**147,388**	**71.8**	**7,788,732**	**52.85**
Total held-for-sale		**452,186**	**246,958**	**54.6**	**246,958**	**54.6**	**13,333,431**	**53.99**
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE		**1,672,445**	**246,958**	**14.8 %**	**257,411**	**15.4 %**	**$ 13,339,431**	**$ 54.01**

Page 34 of 61

Page 35 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) Excludes in-service office, studio and land properties with exception of land properties held for sale (see pages 27, 31 and 33). (2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of September 30, 2022, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. Percent leased for studio properties is the average percent leased for the 12 months ended September 30, 2022. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2022, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of September 30, 2022. Annualized base rent does not reflect tenant reimbursements. Annual base rent for studio properties reflects actual base rent for the 12 months ended September 30, 2022, excluding tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,905 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 96,240 square feet at 875 Howard, previously occupied by Burlington Coat Factory, was taken off-line for repositioning as of first quarter 2022 for the purposes of conversion to a combination of office and ground floor retail space. (8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was taken off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of fourth quarter 2020. The total repositioning space was re-measured during fourth quarter 2020 to 36,905 square feet. (9) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was taken off-line for repositioning as of third quarter 2020. (10) 12,740 square feet at Palo Alto Square was taken off-line for repositioning as of second quarter 2021 following the termination of Century Theaters, Inc. in order to convert the use from theater to office space. (11) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. As of third quarter 2022, 50,847 square feet remains in repositioning. (12) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,409 square feet. An additional 44,913 square feet at 10850 Pico was taken off-line for repositioning as of second quarter 2022. This property was taken off-line in order to convert the use from retail and theater to office space. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Las Palmas Studios and Sunset Gower Studios. (14) Square footage represents condominium rights to build a fully entitled 16-story office tower. (15) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period: Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]	Estimated Square Feet[5]	Total % Leased	Project Costs[1]: Project Costs as of 9/30/22	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs[6]
UNDER CONSTRUCTION									
Sunset Glenoaks Studios[7]	Los Angeles	Q4-2021	Q3-2023	Q2-2024	241,000	—%	$ 74,996 [8]	$190,000-$200,000 [8]	7.50%-8.00%
Washington 1000	Denny Triangle	Q2-2022	Q1-2024	Q1-2026	546,000	—%	$ 125,225 [9]	$340,000-$360,000 [9]	7.50%-8.00%
Total under construction					**787,000**		**$ 200,221**		
FUTURE DEVELOPMENT PIPELINE									
Burrard Exchange[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	$ 4,484	TBD	TBD
Sunset Waltham Cross Studios[11]	Broxbourne	TBD	TBD	TBD	1,167,347	N/A	$ 166,195 [11]	TBD	TBD
Sunset Gower Studios—Development[12][13]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,750	TBD	TBD
Sunset Las Palmas Studios—Development[12]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 25,115 [14]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 12,896 [15]	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development[12]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Total future development					**3,583,589**				
TOTAL					**4,370,589**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).

Page 36 of 61

Page 37 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset Glenoaks Studios. (8) Total estimated project costs for Sunset Glenoaks Studios include $28.8 million for land and acquisition costs. (9) Total estimated project costs for Washington 1000 include $85.6 million for land and acquisition costs. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Burrard Exchange. Amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022. (11) We own 35% of the ownership interest in the unconsolidated joint venture that owns Sunset Waltham Cross Studios. Project costs as of September 30, 2022 for Sunset Waltham Cross Studios include $144.6 million for land and acquisition costs. Amounts reflected have been converted from GBP to USD using the foreign currency exchange rate as of September 30, 2022. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (13) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (14) Project costs as of September 30, 2022 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of September 30, 2022 for Cloud10 include $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Recently Completed and Under Construction Project Images



Harlow | Development
Los Angeles (Hollywood)
129,931 SF | Completed 3Q20
Single Tenant (Company 3 Method, Inc.)



One Westside | Redevelopment
Los Angeles (West Los Angeles)
590,403 SF | Completed 4Q21
Single Tenant (Google, Inc.)

Recently Completed

Under Construction



Sunset Glenoaks Studios | Development
Los Angeles (Los Angeles)
241,000[(1)] SF | Completion 3Q23
Single or Multi-Tenant



Washington 1000 | Development
Seattle (Denny Triangle)
546,000[(1)] SF | Completion 1Q24
Single or Multi-Tenant

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 38 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2][4]	Company's Share: Annualized Base Rent as Percent of Total
Technology	4,672,026	38.3 %	4,000,279	40.1 %
Media & Entertainment	1,874,931	16.5	1,340,417	14.2
Legal	703,543	7.0	639,386	8.2
Business Services	1,139,373 (5)	8.1	822,874 (6)	7.7
Retail	1,432,998 (7)	8.1	1,087,610 (8)	7.5
Other	818,856	6.1	665,275	6.7
Financial Services	933,761	6.9	657,299	6.5
Health care	254,122	2.2	243,846	2.6
Real estate	486,068	2.8	248,674	2.1
Insurance	249,940	1.6	190,606	1.7
Educational	109,999	1.0	103,167	1.2
Government	155,655	0.8	112,274	0.8
Advertising	60,075	0.6	55,656	0.7
TOTAL	**12,891,347**	**100.0 %**	**10,167,363**	**100.0 %**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2]	Company's Share: Annualized Base Rent as Percent of Total
Online services	1,603,825	40.4 %	1,399,161	41.5 %
Software	1,246,238	23.9	1,186,376	26.2
Business support services	743,976	15.1	529,920	12.7
Computer hardware and technology equipment	578,825	10.3	543,928	11.4
Other	424,403	8.5	273,618	6.3
Biotechnology, healthcare and medical research	52,553	1.4	52,553	1.6
Telecommunications and networking	22,206	0.4	14,723	0.3
TOTAL	**4,672,026**	**100.0 %**	**4,000,279**	**100.0 %**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Company's Share: Square Feet[2]	Company's Share: Annualized Base Rent as Percent of Total
Entertainment production and service	1,394,662	73.7 %	870,236	63.4 %
Gaming	373,475	21.4	363,693	29.6
Advertising and marketing	104,321	4.8	104,321	6.8
Other	2,473	0.1	2,167	0.2
TOTAL	**1,874,931**	**100.0 %**	**1,340,417**	**100.0 %**

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 209,140 square feet occupied by the Company.
(4) Excludes 183,138 square feet occupied by the Company.
(5) Includes 493,771 square feet occupied by co-working tenants (represents 3.4% of total annualized base rent).
(6) Includes 298,915 square feet occupied by co-working tenants (represents 2.7% of the Company's Share of total annualized base rent).
(7) Includes 357,373 square feet of storefront retail (represents 2.0% of total annualized base rent).
(8) Includes 308,603 square feet of storefront retail (represents 2.1% of the Company's Share of total annualized base rent).

Page 39 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Fifteen Largest Office Tenants

	Tenant(1)	Property	Lease Expiration	Total Occupied Square Feet		Company's Share: Total Occupied Square Feet	Company's Share: Percent of Rentable Square Feet	Company's Share: Annualized Base Rent(2)	Company's Share: Percent of Annualized Base Rent
1	Google, Inc.	Various	Various	1,231,129	(3)	1,064,919	8.1%	$ 77,338,585	13.2%
2	Amazon	Various	Various	990,788	(4)	694,171	5.3	25,788,507	4.4
3	Netflix, Inc.	Various	9/30/2031	722,305	(5)	368,376	2.8	24,776,826	4.2
4	Nutanix, Inc.	Various	Various	432,285	(6)	432,285	3.3	18,785,329	3.2
5	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	18,399,922	3.1
6	Salesforce.com	Rincon Center	Various	265,394	(8)	265,394	2.0	14,584,603	2.5
7	Block, Inc.	1455 Market(9)	9/27/2023	469,056		257,981	2.0	13,635,960	2.3
8	Dell EMC Corporation	Various	Various	172,975	(10)	172,975	1.3	9,940,988	1.7
9	Uber Technologies, Inc.	1455 Market(9)	2/28/2025	325,445		178,995	1.4	9,933,916	1.7
10	NFL Enterprises	Various	12/31/2022	167,606	(11)	167,606	1.3	8,700,762	1.5
11	Company 3 Method, Inc.	Various	Various	193,307	(12)	129,641	1.0	7,185,347	1.2
12	WeWork Companies, Inc.	Various	Various	318,208	(13)	146,743	1.1	7,027,647	1.2
13	Github, Inc.	Various	6/30/2025	92,450	(14)	92,450	0.7	6,879,679	1.2
14	Paypal, Inc.	Fourth & Traction	5/31/2030	131,701	(15)	131,701	1.0	5,994,016	1.0
15	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,920,195	1.0
	TOTAL			**5,872,964**		**4,463,552**	**34.1%**	**$254,892,282**	**43.4%**

(1) Presented in order of Company's Share of annualized base rent.
(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of September 30, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022.
(3) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029 and (v) 590,403 square feet at One Westside expiring on November 30, 2036. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building and 75% of the ownership interest in the consolidated joint venture that owns One Westside. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice at least 12 months prior to the early termination date.
(4) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023, (ii) 659,150 square feet at 1918 Eighth expiring on September 30, 2030 and (iii) 191,814 square feet at 5th & Bell expiring on May 31, 2031. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth.

Page 40 of 61

Page 41 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE. (6) Nutanix, Inc. expirations by square footage and property: (i) 57,354 square feet at Metro Plaza expiring on December 31, 2022, (ii) 51,256 square feet at Metro Plaza expiring on May 31, 2023, (iii) 117,001 square feet at Concourse expiring on May 31, 2024 and (iv) 206,674 square feet at 1740 Technology expiring on May 31, 2030. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 9,183 square feet during fourth quarter 2022. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (10) Dell EMC Corporation expirations by square footage and property: (i) 42,954 square feet at 505 First expiring on December 31, 2023, (ii) 83,549 square feet at 875 Howard expiring on June 30, 2026 and (iii) 46,472 square feet at 505 First expiring on January 31, 2027. Dell EMC Corporation may elect to exercise its early termination right at 505 First for 46,472 square feet effective January 31, 2025 by delivering written notice on or before January 31, 2024. (11) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises elected to exercise its early termination right for the entire premises effective December 31, 2022. (12) Company 3 Method, Inc. expirations by square footage and property: (i) 63,376 square feet at 3401 Exposition expiring on September 30, 2026, (ii) 59,646 square feet at Harlow expiring on October 31, 2032 and (iii) 70,285 square feet at Harlow expiring on March 31, 2033. Company 3 Method, Inc. may elect to exercise its early termination right at Harlow for 59,646 square feet effective November 30, 2029, December 31, 2029, January 31, 2030 or February 28, 2030 by delivering written notice on or before November 1, 2028. We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. (13) WeWork Companies Inc. expirations by square footage and property: (i) 54,336 square feet at Hill7 expiring January 31, 2030, (ii) 51,205 square feet at Maxwell expiring June 30, 2031, (iii) 66,056 square feet at 1455 Market expiring October 31, 2031 and (iv) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. (14) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (15) Paypal, Inc. may elect to exercise its early termination right for the entire premises effective July 17, 2026 by delivering written notice on or before July 17, 2025. Fifteen Largest Office Tenants (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Office Property Leasing Activity[1]

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Total gross leasing activity		
Rentable square feet[2]	381,364	1,598,645
Gross new leasing activity		
Rentable square feet	164,859	649,982
New cash rate[3]	$50.92	$52.36
Gross renewal leasing activity		
Rentable square feet	216,505	948,663
Renewal cash rate[4]	$50.75	$53.16
Total leases expired and terminated		
Contractual (scheduled) expiration	595,841	948,908
Early termination	46,332	361,149
Total	**642,173**	**1,310,057**
Net absorption		
Leased rentable square feet	(477,314)	(660,075)
Cash rent growth[5]		
Expiring rate	$50.81	$50.40
New/renewal rate[6]	$52.55	$52.99
Change[5]	3.4 %	5.1 %
Straight-line rent growth[7]		
Expiring rate	$47.65	$45.95
New/renewal rate[6]	$51.79	$52.11
Change[7]	8.7 %	13.4 %
Weighted average lease terms		
New (in months)	81.5	83.6
Renewal (in months)	29.9	49.1
Blended	51.5	63.1

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[8]

	Per Square Foot			
	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022	
	Total	Annual	Total	Annual
New leases	$112.18	$16.52	$86.73	$12.44
Renewal leases	$11.03	$4.43	$24.55	$6.00
Blended	$53.43	$12.45	$49.85	$9.47

NET EFFECTIVE RENT[9]

	Per Square Foot	
	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
	Total	Total
New leases	$32.28	$37.24
Renewal leases	$45.45	$45.69
Blended	$39.93	$42.25

Page 42 of 61

Page 43 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management offices totaling 9,811 square feet for the three months ended September 30, 2022 and 23,228 square feet for the nine months ended September 30, 2022. The three months ended September 30, 2022 excludes 7,095 square feet and the nine months ended September 30, 2022 excludes 18,657 square feet of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes the impact of 3,236 and 14,399 square feet related to tenants paying percentage rent in lieu of base rent for the three and nine months ended September 30, 2022, respectively. (4) Excludes the impact of 6,181 and 22,640 square feet related to tenants paying percentage rent in lieu of base rent for the three and nine months ended September 30, 2022, respectively. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three and nine months ended September 30, 2022 are calculated using the weighted average starting rates for 39,682 and 266,841 square feet of new leases, respectively. The renewal rates are a weighted average calculation of the total executed renewals for the period indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia						
Bentall Centre[3]	Downtown Vancouver	17,830	8/1/2021	10/1/2022	$ 28.41	8/31/2028
Bentall Centre[3]	Downtown Vancouver	26,986	1/1/2022	10/1/2022	$ 30.04	9/30/2028
Bentall Centre[3]	Downtown Vancouver	3,100	1/19/2022	11/1/2022	$ 29.13	12/31/2025
Bentall Centre[3]	Downtown Vancouver	2,263	7/1/2022	12/1/2022	$ 42.24	11/30/2027
Bentall Centre[3]	Downtown Vancouver	3,714	8/1/2022	9/1/2022	$ 38.24	7/31/2027
Bentall Centre[3]	Downtown Vancouver	4,053	8/1/2022	9/1/2022	$ 31.32	7/31/2027
Bentall Centre[3]	Downtown Vancouver	767	8/30/2022	11/1/2022	$ 30.59	10/31/2023
Bentall Centre[3]	Downtown Vancouver	36,254	9/1/2022	5/1/2023	$ 40.06	9/30/2033
Bentall Centre[3]	Downtown Vancouver	2,162	9/1/2022	10/1/2022	$ 29.13	8/31/2027
Greater Seattle, Washington						
Hill7[4]	Denny Triangle	1,489	4/14/2022	2/1/2023	$ 20.00	2/29/2028
1918 Eighth[5]	Denny Triangle	20,993	5/2/2022	9/30/2022	$ 47.38	9/30/2030
1918 Eighth[5]	Denny Triangle	21,421	5/2/2022	9/30/2022	$ 47.38	9/30/2030
1918 Eighth[5]	Denny Triangle	10,174	5/2/2022	9/30/2022	$ 47.38	9/30/2030
San Francisco Bay Area, California						
555 Twin Dolphin Plaza	Redwood Shores	15,805	12/1/2021	9/1/2022	$ 67.80	7/31/2032
Towers at Shore Center	Redwood Shores	3,071	12/1/2021	1/1/2023	$ 68.04	11/30/2026
Metro Center	Foster City	13,745	3/16/2022	10/1/2022	$ 73.20	11/30/2025
Gateway	North San Jose	45,120	4/1/2022	9/1/2022	$ 46.80	9/30/2027
Rincon Center	San Francisco	2,172	4/16/2022	11/1/2022	$ 45.00	4/30/2032
Gateway	North San Jose	2,647	4/30/2022	11/1/2022	$ 48.60	2/29/2028
Towers at Shore Center	Redwood Shores	1,280	5/1/2022	9/1/2022	$ 72.00	4/30/2026
Gateway	North San Jose	2,085	5/15/2022	8/1/2022	$ 50.40	8/31/2025
Metro Center	Foster City	7,302	6/1/2022	8/1/2022	$ 75.00	8/31/2025
Concourse	North San Jose	2,165	6/1/2022	8/1/2022	$ 38.28	5/31/2027
Palo Alto Square	Palo Alto	4,740	6/1/2022	8/1/2022	$ 98.40	5/31/2025

Page 44 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]		Lease Expiration Date
San Francisco Bay Area, California (cont.)							
333 Twin Dolphin Plaza	Redwood Shores	6,815	6/1/2022	8/1/2022	$	63.00	5/31/2024
Towers at Shore Center	Redwood Shores	2,756	6/1/2022	9/1/2022	$	73.20	5/31/2025
Metro Plaza	North San Jose	5,204	6/8/2022	8/1/2022	$	49.80	11/30/2027
Gateway	North San Jose	2,661	6/9/2022	9/1/2022	$	48.00	8/31/2027
Metro Plaza	North San Jose	5,015	6/13/2022	8/1/2022	$	50.40	9/30/2025
Metro Center	Foster City	7,095	7/1/2022	10/1/2022	$	75.00	6/30/2027
Metro Center	Foster City	694	7/1/2022	8/1/2022	$	75.60	6/30/2025
Concourse	North San Jose	4,835	7/1/2022	9/1/2022	$	47.40	10/31/2025
Gateway	North San Jose	5,971	7/1/2022	8/1/2022	$	48.00	9/30/2025
Gateway	North San Jose	1,372	7/1/2022	8/1/2022	$	48.00	9/30/2025
Gateway	North San Jose	1,394	7/1/2022	8/1/2022	$	48.00	7/31/2023
Metro Plaza	North San Jose	1,173	7/1/2022	9/1/2022	$	51.00	8/31/2025
Metro Plaza	North San Jose	13,583	7/1/2022	8/1/2022	$	45.36	1/31/2023
Shorebreeze	Redwood Shores	5,791	7/1/2022	9/1/2022	$	64.80	6/30/2025
Shorebreeze	Redwood Shores	7,787	7/1/2022	11/1/2022	$	65.40	6/30/2025
Techmart	Santa Clara	2,954	7/1/2022	8/1/2022	$	51.00	6/30/2027
Gateway	North San Jose	1,633	7/8/2022	9/1/2022	$	50.40	10/31/2027
Palo Alto Square	Palo Alto	6,954	7/25/2022	10/1/2022	$	96.00	9/30/2027
Techmart	Santa Clara	4,823	7/25/2022	10/1/2022	$	56.40	9/30/2025
Metro Center	Foster City	3,534	8/1/2022	10/1/2022	$	76.80	10/31/2025
Concourse	North San Jose	1,682	8/1/2022	9/1/2022	$	48.00	10/31/2025
Gateway	North San Jose	3,215	8/1/2022	9/1/2022	$	49.80	10/31/2027
Metro Plaza	North San Jose	2,347	8/1/2022	9/1/2022	$	49.20	12/31/2027
Towers at Shore Center	Redwood Shores	3,749	8/1/2022	11/1/2022	$	76.20	7/31/2027
Techmart	Santa Clara	2,987	8/1/2022	10/1/2022	$	50.40	12/31/2026
Metro Center	Foster City	3,997	8/11/2022	11/1/2023	$	42.00	7/31/2033
Gateway	North San Jose	1,490	8/23/2022	12/1/2022	$	48.60	11/30/2025
555 Twin Dolphin	Redwood Shores	2,236	8/29/2022	11/1/2022	$	66.60	10/31/2025
Metro Center	Foster City	3,329	9/1/2022	10/1/2022	$	77.40	8/31/2025
Concourse	North San Jose	6,969	9/1/2022	10/1/2022	$	47.40	11/30/2025

Page 45 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Commenced Office Leases with Non-Recurring Upfront Abatements[1] (continued)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents[2]	Lease Expiration Date
San Francisco Bay Area, California (cont.)						
555 Twin Dolphin	Redwood Shores	4,857	9/1/2022	11/1/2022	$ 64.20	8/31/2027
Shorebreeze	Redwood Shores	1,001	9/1/2022	1/1/2023	$ 64.80	2/28/2025
Techmart	Santa Clara	2,879	9/1/2022	10/1/2022	$ 54.17	1/31/2024
Techmart	Santa Clara	17,374	9/1/2022	12/1/2022	$ 51.00	8/31/2027
Rincon Center	San Francisco	2,142	9/6/2022	3/5/2023	$ 25.00	3/31/2028
Metro Center	Foster City	4,498	9/19/2022	2/1/2023	$ 45.00	11/30/2027
Shorebreeze	Redwood Shores	9,301	9/21/2022	4/1/2023	$ 64.20	9/30/2027
625 Second	San Francisco	5,071	9/29/2022	12/1/2022	$ 40.00	11/30/2027
Los Angeles, California						
One Westside[6]	West Los Angeles	550,982	11/30/2021	7/31/2022 [7]	$ 64.20	11/30/2036
One Westside[6]	West Los Angeles	39,421	11/30/2021	7/31/2022 [7]	$ 32.16	11/30/2036
Harlow[8]	Hollywood	57,323	1/1/2022	11/1/2022	$ 67.51	10/31/2032
Harlow[8]	Hollywood	2,323	1/1/2022	11/1/2022	$ 29.71	10/31/2032
11601 Wilshire	West Los Angeles	2,504	6/1/2022	9/1/2022	$ 51.60	7/31/2025
11601 Wilshire	West Los Angeles	1,922	7/1/2022	9/1/2022	$ 63.60	8/31/2025
11601 Wilshire	West Los Angeles	2,777	7/1/2022	9/1/2022	$ 65.40	8/31/2024
11601 Wilshire	West Los Angeles	1,434	8/1/2022	10/1/2022	$ 65.40	9/30/2025
11601 Wilshire	West Los Angeles	2,356	9/1/2022	10/1/2022	$ 66.84	7/31/2025

(1) Consists of leases that commenced on or prior to September 30, 2022 with upfront free rent resulting in a rent start date after the commencement of the three-month period ending September 30, 2022.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022.
(4) We own 55% in the consolidated joint venture that owns Hill7.
(5) We own 55% in the consolidated joint venture that owns 1918 Eighth.
(6) We own 75% in the consolidated joint venture that owns One Westside.
(7) Subsequent to the rent start date, monthly base rent is abated for the eight-month period from September 2022 through April 2023.
(8) We own 51% in the consolidated joint venture that owns Harlow.

Page 46 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Uncommenced Office Leases—Next Eight Quarters[1][2]

	Q4 2022		Q1 2023		Q2 2023		Q2 2024	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia								
Downtown Vancouver[4]	4,048	$ 36.26	7,454	$ 29.86	—	$ —	—	$ —
Subtotal	**4,048**	**36.26**	**7,454**	**29.86**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California								
San Francisco	3,236	— [5]	71	197.08	—	—	—	—
Foster City	4,208	75.00	12,324	54.00	—	—	—	—
Redwood Shores	37,148	53.49	16,901	68.95	—	—	—	—
Palo Alto	15,760	98.32	—	—	—	—	—	—
Santa Clara	3,291	56.31	1,270	52.80	—	—	—	—
North San Jose	10,152	47.81	89,382	46.88	4,968	42.00	—	—
Subtotal	**73,795**	**61.29**	**119,948**	**50.88**	**4,968**	**42.00**	**—**	**—**
Los Angeles, California								
West Los Angeles	—	—	—	—	—	—	20,340	— [6]
Subtotal	**—**	**—**	**—**	**—**	**—**	**—**	**20,340**	**—**
TOTAL UNCOMMENCED[7]	**77,843**	**$ 59.99**	**127,402**	**$ 49.65**	**4,968**	**$ 42.00**	**20,340**	**$ —**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to September 30, 2022, but with commencement dates after September 30, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in third quarter 2023 through first quarter 2024 and third quarter 2024.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022.
(5) Total square footage consists of tenants paying percent rent in lieu of base rent.
(6) Management office to be occupied by the Company.
(7) See page 61 for the Company's share of uncommenced leases for the next eight quarters.

Page 47 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Backfilled Office Leases—Next Eight Quarters[1][2]

	Q4 2022		Q1 2023		Q2 2023		Q3 2023		Q4 2023		Q1 2024		Q2 2024		Q3 2024	
	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]	SF	Starting Rent per SF[3]
Vancouver, British Columbia																
Downtown Vancouver[4]	18,594	$ 38.70	4,114	$ 41.52	3,962	$ 29.13	—	$ —	—	$ —	67,197	$ 37.51	—	$ —	5,651	$ 40.79
Subtotal	**18,594**	**38.70**	**4,114**	**41.52**	**3,962**	**29.13**	**—**	**—**	**—**	**—**	**67,197**	**37.51**	**—**	**—**	**5,651**	**40.79**
Greater Seattle, Washington																
Pioneer Square	—	—	—	—	—	—	—	—	5,870	47.27	—	—	—	—	—	—
Subtotal	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**5,870**	**47.27**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
Foster City	—	—	—	—	—	—	13,712	75.00	—	—	—	—	—	—	—	—
Redwood Shores	—	—	5,496	67.80	—	—	—	—	—	—	—	—	—	—	—	—
Santa Clara	1,183	55.80	4,945	57.00	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	12,984	47.39	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**14,167**	**48.09**	**10,441**	**62.68**	**—**	**—**	**13,712**	**75.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Los Angeles, California																
West Los Angeles	16,714	21.56 [5]	4,464	48.00	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**16,714**	**21.56**	**4,464**	**48.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL BACKFILLED[6]	**49,475**	**35.60**	**19,019**	**54.66**	**3,962**	**29.13**	**13,712**	**75.00**	**5,870**	**47.27**	**67,197**	**37.51**	**—**	**—**	**5,651**	**40.79**
TOTAL UNCOMMENCED AND BACKFILLED	**127,318**	**$ 50.51**	**146,421**	**$ 50.30**	**8,930**	**$ 36.29**	**13,712**	**$ 75.00**	**5,870**	**$ 47.27**	**67,197**	**$ 37.51**	**20,340**	**$ —**	**5,651**	**$ 40.79**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to September 30, 2022, but with commencement dates after September 30, 2022 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in second quarter 2024.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting Rental Rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022.
(5) Includes 9,811 square feet of management office to be occupied by the Company.
(6) See page 61 for the Company's share of backfilled leases for the next eight quarters.

Page 48 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Expiring Office Leases—Next Eight Quarters[1]

	Q4 2022[2]		Q1 2023		Q2 2023		Q3 2023		Q4 2023		Q1 2024		Q2 2024		Q3 2024	
	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]
Vancouver, British Columbia																
Downtown Vancouver[5]	52,614	$27.88 (6)	18,588	$34.29	82,107	$22.99 (7)	20,900	$29.73	22,450	$33.53	90,592	$30.96 (8)	83,175	$19.96 (9)	39,263	$31.76
Subtotal	**52,614**	**27.88**	**18,588**	**34.29**	**82,107**	**22.99**	**20,900**	**29.73**	**22,450**	**33.53**	**90,592**	**30.96**	**83,175**	**19.96**	**39,263**	**31.76**
Greater Seattle, Washington																
Denny Triangle	2,958	— (10)	656	34.18	1,194	— (10)	—	—	140,526	32.98 (11)	—	—	—	—	—	—
Pioneer Square	15,722	17.38	9,008	— (10)	—	—	—	—	48,824	35.38	12,152	36.65	—	—	12,424	43.62
Subtotal	**18,680**	**14.63**	**9,664**	**2.32**	**1,194**	**—**	**—**	**—**	**189,350**	**33.60**	**12,152**	**36.65**	**—**	**—**	**12,424**	**43.62**
San Francisco Bay Area, California																
Foster City	33,936	74.82	31,706	54.31	12,184	60.07	10,694	72.16	54,806	71.78 (12)	12,236	63.25	21,298	64.18	40,617	58.32
Palo Alto	25,310	60.11	—	—	82,515	89.64 (13)	69,388	81.15 (14)	9,575	80.34	13,291	93.94	19,175	92.44	5,248	105.34
Redwood Shores	42,617	56.87	51,309	68.14 (15)	41,876	63.63	30,724	70.15	51,756	66.12 (16)	51,388	66.23 (17)	89,162	75.41 (18)	76,422	72.94 (19)
San Francisco	35,347	10.81	5,398	38.77	1,871	— (20)	511,580	52.76 (21)	3,025	31.15	83,639	75.62 (22)	3,845	115.30	60,093	95.92 (23)
North San Jose	160,693	44.01 (24)	125,025	40.78 (25)	111,059	42.11 (26)	38,302	50.36	68,070	48.67 (27)	87,102	48.68 (28)	273,433	43.76 (29)	54,533	49.55 (30)
Santa Clara	17,676	47.48	19,098	55.73	4,061	28.62	—	—	15,980	55.21	38,958	56.69	3,865	59.43	16,557	54.38
Subtotal	**315,579**	**46.83**	**232,536**	**49.84**	**253,566**	**61.47**	**660,688**	**56.73**	**203,212**	**61.09**	**286,614**	**63.50**	**410,778**	**54.78**	**253,470**	**70.47**
Los Angeles, California																
Hollywood	—	—	—	—	—	—	—	—	10,429	21.75	—	—	—	—	3,939	61.97
West Los Angeles	199,649	50.00 (31)	—	—	10,058	65.88	26,533	60.41	9,065	49.09	36,751	54.93	50,317	53.00 (32)	43,004	52.86
Subtotal	**199,649**	**50.00**	**—**	**—**	**10,058**	**65.88**	**26,533**	**60.41**	**19,494**	**34.46**	**36,751**	**54.93**	**50,317**	**53.00**	**46,943**	**53.62**
TOTAL	**586,522**	**$45.18**	**260,788**	**$46.97**	**346,925**	**$52.28**	**708,121**	**$56.07**	**434,506**	**$46.49**	**426,109**	**$55.08**	**544,270**	**$49.30**	**352,100**	**$62.96**
Expirations as % of Total In-Service Portfolio	**4.0%**		**1.8%**		**2.4%**		**4.8%**		**3.0%**		**2.9%**		**3.7%**		**2.4%**	

Page 49 of 61

Page 50 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (1) This does not reflect 36,485 square feet that expired on September 30, 2022. This table omits submarkets without any expirations over the next eight quarters. See page 61 for the Company’s share of expiring leases for the next eight quarters. (2) Fourth quarter 2022 expiring square footage does not include 26,479 square feet of month-to-month leases. (3) Includes leases that expire on the last day of the quarter. (4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (5) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of September 30, 2022. (6) Top three expiring tenants at Bentall Centre by square footage: (i) Lysistra Services LP for 23,957 square feet, (ii) Clyde and Co LLP for 6,688 square feet, and (iii) Sojitz Corporation for 4,850 square feet. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Bentall Green Oak LP for 33,518 square feet, (ii) Young Women’s Christian Association for 19,058 square feet, and (iii) Sabina Gold Silver Corporation for 10,605 square feet. (8) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Pretium Resources Inc. for 16,800 square feet, and (iii) Export Development Canada for 6,779 square feet. (9) Top three expiring tenants at Bentall Centre by square footage: (i) Bank of Montreal for 71,100 square feet, (ii) Canada Post Corporation for 3,680 square feet, and (iii) Saliance Global Holdings Company Ltd. for 3,646 square feet. (10) Total expiring square footage consists of space occupied by the Company’s management office. (11) Total expiring square footage consists of: (i) Amazon at Met Park North for 139,824 square feet and (ii) Subway at Met Park North for 702 square feet. (12) Total expiring square footage consists of: (i) Quinstreet, Inc. at Metro Center for 44,556 square feet, (ii) Sycomp a Technology Company, Inc. at Metro Center for 6,605 square feet, and (iii) Cafe Savini at Metro Center for 2,222 square feet. (13) Top three expiring tenants by square footage: (i) Lockheed Martin Corporation at 3176 Porter for 42,899 square feet, (ii) Toyota at Page Mill Center for 22,392 square feet, and (iii) Ciitizen Corporation at Palo Alto Square for 5,244 square feet. (14) Total expiring square footage consists of: (i) Gibson, Dunn & Crutcher, LLP at Page Mill Hill for 48,771 square feet, and (ii) Luminar Technologies, Inc. at Page Mill Hill for 20,617 square feet. (15) Top three expiring tenants by square footage: (i) Host Analytics, Inc. at 555 Twin Dolphin for 35,006 square feet, (ii) Decker Bullock Dreyfus Inc. at 333 Twin Dolphin for 3,724 square feet, and (iii) Lewis Roca Rothgerber Christie LLP at Towers at Shore Center for 2,812 square feet. (16) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 20,246 square feet, (ii) Ameriprise Holdings, Inc. at Shorebreeze for 6,861 square feet, and (iii) Colliers Parish International, Inc. at Towers at Shore Center for 6,257 square feet. (17) Total expiring square footage: (i) Check Point SOFT Technologies, Inc. at Skyway Landing for 40,265 square feet, (ii) Livingly Media, Inc. at Towers at Shore Center for 8,241 square feet, and (iii) Delinea Inc. at Towers at Shore Center for 2,882 square feet. (18) Top three expiring tenants by square footage: (i) Poshmark, Inc. at Towers at Shore Center for 75,876 square feet, (ii) Troutman Pepper Hamilton Sanders LLP at 333 Twin Dolphin for 6,815 square feet, and (iii) The Danko Law Firm at 333 Twin Dolphin for 3,534 square feet. (19) Top three expiring tenants by square footage: (i) Coherus Biosciences, Inc. at 333 Twin Dolphin for 47,789 square feet, (ii) Y Media Labs LLC at Shorebreeze for 20,219 square feet, and (iii) DPM Property Management at 555 Twin Dolphin for 4,499 square feet. (20) Total expiring square footage consists of space occupied by tenants paying percent rent in lieu of base rent. (21) Top three expiring tenants by square footage: (i) Block Inc. at 1455 Market for 469,056 square feet, (ii) City and County of SF/DOE/MTA at 1455 Market for 39,573 square feet, and (iii) Cholita Linda, LLC at Ferry Building for 1,380 square feet. (22) Top three expiring tenants by square footage: (i) Nordstrom Rack at 901 Market for 45,496 square feet, (ii) Ziff Davis, LLC at 625 Second for 35,350 square feet, and (iii) Ferry Plaza Wine Merchant LP at Ferry Building for 2,793 square feet. (23) Top three expiring tenants by square footage: (i) DoorDash, Inc. at 901 Market for 50,821 square feet, (ii) Globant LLC at 875 Howard for 5,931 square feet, and (iii) KABO LLC at Ferry Building for 1,495 square feet. (24) Top three expiring tenants by square footage: (i) Nutanix, Inc. at Metro Plaza for 57,354 square feet, (ii) Ooyala, Inc. at Gateway for 18,152 square feet, and (iii) Arrow Electronics Inc. at Skyport Plaza for 19,939 square feet. (25) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) New York Life Insurance at Concourse for 28,489, and (iii) GEO Semiconductor, Inc. at Metro Plaza for 13,583 square feet. (26) Top three expiring tenants by square footage: (i) Nutanix, Inc. at Metro Plaza for 51,256 square feet, (ii) Hudson Pacific Properties at Gateway for 12,223 square feet, and (iii) Dexerials America Corporation at Gateway for 7,872 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Page 51 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 (27) Top three expiring tenants by square footage: (i) Arrcus, Inc. at Gateway for 17,728 square feet, (ii) GTT Americas, LLC at Concourse for 9,981 square feet, and (iii) Gilbane Building Company at Gateway for 7,245 square feet. (28) Top three expiring tenants by square footage: (i) Aerotek, Inc. at Metro Plaza for 25,565 square feet, (ii) Watry Design, Inc. at Gateway for 10,942 square feet, and (iii) Sima Technologies, Inc. at Concourse for 10,389 square feet. (29) Top three expiring tenants by square footage: (i) Nutanix, Inc. at Concourse for 117,001 square feet, (ii) FICO at Metro Plaza for 45,440 square feet, and (iii) NTT Security AppSec Solutions, Inc. at Concourse for 28,930 square feet. (30) Top three expiring tenants by square footage: (i) Pixelworks, Inc. at Concourse for 10,051 square feet, (ii) Effectus Group LLC at Concourse for 7,138 square feet, and (iii) Holder Construction Group, LLC at Gateway for 5,520 square feet. (31) Top three expiring tenants by square footage: (i) NFL Enterprises at 10950 Washington for 157,687 square feet, (ii) Wells Fargo Bank at 11601 Wilshire for 11,148 square feet, and (iii) NFL Enterprises at 10900 Washington for 9,919 square feet. (32) Top three expiring tenants by square footage: (i) Baker & Hostetler LLP at 11601 Wilshire for 39,832 square feet, (ii) EPAM Systems, Inc. at 11601 Wilshire for 4,000 square feet, and (iii) Crown Electrokinetics Corporation at 11601 Wilshire for 3,500 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Expiring Office Leases—Annual

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Company's Share: Square Footage of Expiring Leases[2]	Percent of Office Portfolio Square Feet	Annualized Base Rent[3]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		2,722,442	2,614,565	19.9 %					
2022	67	567,011	519,708	3.9	$ 26,001,505	4.4 %	$ 50.03	$ 26,267,292	$ 50.54
2023	172	1,717,729	1,369,011	10.4	73,949,187	12.4	54.02	74,930,084	54.73
2024	169	1,791,887	1,514,926	11.5	85,582,785	14.4	56.49	90,593,643	59.80
2025	138	1,854,803	1,522,868	11.6	93,087,659	15.8	61.13	99,879,752	65.59
2026	63	711,825	621,106	4.7	38,306,154	6.4	61.67	42,593,801	68.58
2027	84	939,702	795,547	6.0	46,920,342	7.9	58.98	53,241,773	66.92
2028	42	1,037,801	896,956	6.8	60,923,983	10.2	67.92	71,862,566	80.12
2029	20	361,097	254,942	1.9	19,073,279	3.2	74.81	22,606,021	88.67
2030	16	1,532,267	1,170,613	8.9	56,599,859	9.5	48.35	72,303,833	61.77
2031	14	1,086,447	670,931	5.1	37,964,531	6.4	56.58	50,272,084	74.93
Thereafter	25	1,264,299	814,359	6.2	45,456,342	7.6	55.82	65,679,797	80.65
Building management use[6]	46	209,140	183,138	1.4	—	—	—	—	—
Signed leases not commenced[7]	44	230,553	219,863	1.7	10,901,410	1.8	49.58	12,981,094	59.04
TOTAL/WEIGHTED AVERAGE	**900**	**16,027,003**	**13,168,533**	**100.0 %**	**$ 594,767,036**	**100.0 %**	**$ 56.35**	**$ 683,211,740**	**$ 64.74**

(1) Total expiring square footage does not include 26,479 square feet of month-to-month leases.
(2) Total expiring square footage does not include 16,397 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of September 30, 2022, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of September 30, 2022.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of September 30, 2022.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of September 30, 2022 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of September 30, 2022, divided by (ii) square footage under uncommenced leases as of September 30, 2022.

Page 52 of 61

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Definitions and Reconciliations

Page 54 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) the non-cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Consolidated Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Consolidated Unsecured and Secured Debt, (ii) Series A preferred units, (iii) Series C cumulative redeemable preferred stock and (iv) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included.

Page 55 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Performance Stock Units (“PSU”), including stock grants under our 2020, 2021 and 2022 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under our 2020, 2021 and 2022 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Reconciliation of Net Income (Loss) to Net Operating Income

Unaudited, in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2022	2021	2022	2021
Net (loss) income	$ (6,792)	$ (6,182)	$ (10,861)	$ 12,259
Adjustments:				
Loss (income) from unconsolidated real estate entities	352	(566)	(1,731)	(1,671)
Fee income	(911)	(678)	(3,122)	(2,323)
Interest expense	37,261	30,825	101,816	91,800
Interest income	(196)	(934)	(2,026)	(2,868)
Management services reimbursement income—unconsolidated real estate entities	(983)	(253)	(3,159)	(879)
Management services expense—unconsolidated real estate entities	983	253	3,159	879
Transaction-related expenses	9,331	6,300	10,713	7,364
Unrealized loss (gain) on non-real estate investments	894	(827)	1,062	(11,620)
Loss on sale of real estate	180	—	180	—
Impairment loss	4,795	2,762	28,548	2,762
Loss on extinguisment of debt	—	6,249	—	6,249
Other (income) expense	(2,453)	(82)	(4,047)	1,547
General and administrative	19,795	18,288	62,178	53,846
Depreciation and amortization	93,070	88,568	276,701	255,507
Net Operating Income	**$ 155,326**	**$ 143,723**	**$ 459,411**	**$ 412,852**
Net Operating Income Breakdown				
Same-Store Office cash revenues	$ 179,876	$ 177,820	$ 532,783	$ 513,332
Straight-line rent	(3,176)	1,787	(98)	11,723
Amortization of above-market and below-market leases, net	1,503	2,931	5,793	8,350
Amortization of lease incentive costs	(327)	(423)	(1,125)	(1,268)
Same-Store Office revenues	**177,876**	**182,115**	**537,353**	**532,137**
Same-Store Studios cash revenues	21,834	18,070	61,666	58,764
Straight-line rent	440	690	1,677	890
Amortization of lease incentive costs	(9)	(9)	(28)	(28)
Same-Store Studio revenues	**22,265**	**18,751**	**63,315**	**59,626**
Same-Store property revenues	**200,141**	**200,866**	**600,668**	**591,763**
Same-Store Office cash expenses	65,906	61,765	189,424	178,653
Straight-line rent	325	325	976	1,016
Non-cash portion of interest expense	21	11	64	32
Amortization of above-market and below-market ground leases, net	586	586	1,758	1,758
Same-Store Office expenses	**66,838**	**62,687**	**192,222**	**181,459**
Same-Store Studio cash expenses	13,080	8,878	36,763	32,641
Non-cash portion of interest expense	70	80	208	237
Same-Store Studio expenses	**13,150**	**8,958**	**36,971**	**32,878**
Same-Store property expenses	**79,988**	**71,645**	**229,193**	**214,337**
Same-Store net operating income	**120,153**	**129,221**	**371,475**	**377,426**
Non-Same-Store net operating income	**35,173**	**14,502**	**87,936**	**35,426**
Net Operating Income	**$ 155,326**	**$ 143,723**	**$ 459,411**	**$ 412,852**

Page 56 of 61

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

Quarter To Date	Three Months Ended September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net (loss) income	$ (6,792)	$ 3,546	$ (7,615)	$ 16,753	$ (6,182)
Interest income—Consolidated	(196)	(920)	(910)	(926)	(934)
Interest expense—Consolidated	37,261	33,719	30,836	30,139	30,825
Depreciation and amortization—Consolidated	93,070	91,438	92,193	88,107	88,568
EBITDA	**123,343**	**127,783**	**114,504**	**134,073**	**112,277**
Unconsolidated real estate entities depreciation and amortization	1,278	1,320	1,369	1,497	1,462
Unconsolidated real estate entities interest expense	1,214	858	644	629	613
EBITDAre	**125,835**	**129,961**	**116,517**	**136,199**	**114,352**
Impairment loss	4,795	3,250	20,503	—	2,762
Unrealized loss (gain) on non-real estate investments	894	1,818	(1,650)	(4,951)	(827)
Loss on sale of real estate	180	—	—	—	—
Other (income) expense	(2,453)	(742)	(852)	1,006	(82)
Transaction-related expenses	9,331	1,126	256	1,547	6,300
Non-cash compensation expense	6,494	5,993	5,329	5,445	5,840
Straight-line rent receivables, net	(5,379)	(12,300)	(14,477)	(5,957)	(2,157)
Non-cash amortization of above-market and below-market leases, net	(1,701)	(1,953)	(2,739)	(3,134)	(3,023)
Non-cash amortization of above-market and below-market ground leases, net	687	687	668	603	588
Amortization of lease incentive costs	359	431	432	458	476
Loss on extinguishment of debt	—	—	—	10	6,249
Adjusted EBITDAre	**139,042**	**128,271**	**123,987**	**131,226**	**130,478**
One-time prior period net property tax adjustment	481	682	—	—	(1,433)
Adjusted EBITDAre (excluding specified items)	**139,523**	**128,953**	**123,987**	**131,226**	**129,045**
Studio cash NOI	(9,235)	(8,323)	(8,275)	(7,956)	(9,191)
Office Property Adjusted EBITDAre	**130,288**	**120,630**	**115,712**	**123,270**	**119,854**
x Annualization factor	4	4	4	4	4
Annualized Office Property Adjusted EBITDAre	**521,152**	**482,520**	**462,848**	**493,080**	**479,416**
Trailing 12-mo studio cash NOI	33,789	32,312	31,712	33,115	32,600
Cash Adjusted EBTIDAre for selected ratios	$ **554,941**	$ **514,832**	$ **494,560**	$ **526,195**	$ **512,016**
Less: Partners' share of Cash Adjusted EBITDAre	(76,212)	(77,485)	(70,761)	(77,500)	(80,592)
Company's Share of Cash Adjusted EBITDAre	$ **478,729**	$ **437,347**	$ **423,799**	$ **448,695**	$ **431,424**
Total Consolidated unsecured and secured debt	4,476,575	4,154,200	4,000,720	3,764,874	3,943,973
Less: Consolidated cash and cash equivalents	(161,667)	(266,538)	(137,598)	(96,555)	(110,500)
Consolidated Debt, Net (excluding Series A preferred units)	$ **4,314,908**	$ **3,887,662**	$ **3,863,122**	$ **3,668,319**	$ **3,833,473**
Less: Partners' share of debt, net	(648,641)	(632,558)	(652,037)	(665,027)	(658,313)
Company's Share of Debt, Net (excluding Series A preferred units)	$ **3,666,267**	$ **3,255,104**	$ **3,211,085**	$ **3,003,292**	$ **3,175,160**
Cash Adjusted EBITDAre for selected ratios / Consolidated Debt, Net	**7.8x**	**7.6x**	**7.8x**	**7.0x**	**7.5x**
Cash Adjusted EBITDAre for selected ratios / Company's Share of Debt, Net	**7.7x**	**7.4x**	**7.6x**	**6.7x**	**7.4x**

(1) Trailing 12-month studio cash NOI does not include the estimated annual cash NOI contribution from Quixote, which was acquired in August 2022. Including the estimated annual cash NOI contribution from Quixote, Cash Adjusted EBITDAre to Consolidated Debt, Net is 7.3x and Cash Adjusted EBITDAre to Company's Share of Debt, Net is 7.1x for the three months ended September 30, 2022.

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Page 58 of 61 Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Current Guidance Full Year 2022 Metric Low High FFO per share $2.01 $2.05 Total growth in same-store property cash NOI(1)(2) 2.50% 3.50% GAAP non-cash revenue (straight-line rent and above/below-market rents)(3) $40,000 $50,000 GAAP non-cash expense (straight-line rent expense and above/below-market ground rent) $(4,500) $(4,500) General and administrative expenses(4) $(79,000) $(83,000) Interest expense(5) $(151,500) $(154,500) Interest income $1,950 $2,050 Non-real estate depreciation and amortization $(19,900) $(20,100) FFO from unconsolidated joint ventures $7,000 $8,000 FFO attributable to non-controlling interests $(69,500) $(73,500) FFO attributable to preferred units/shares $(21,000) $(21,000) Weighted average common stock/units outstanding—diluted(6) 146,000 147,000 Company Outlook Unaudited, in thousands (1) Same-store for the full year 2022 is defined as the 42 stabilized office properties and three studio properties owned and included in the portfolio as of January 1, 2021, and anticipated to still be owned and included in the portfolio through December 31, 2022. Same-store cash NOI growth assumes the expiration (without renewal or backfill in 2022) of all 376,817 square feet leased to Qualcomm at Skyport Plaza as of July 31, 2022. Adjusted for this expiration, full year 2022 same-store cash NOI growth would be 4.25% - 5.25%. (2) Please see non-GAAP information below for definition of cash NOI. (3) Please see non-GAAP information below for definition of cash NOI. (4) Includes non-cash straight-line rent associated with the studio and office properties. (5) Includes non-cash compensation expense, which the Company estimates at $25,000 in 2022. (6) Includes amortization of deferred financing costs and loan discounts/premiums, which the Company estimates at $14,000 in 2022. (7) Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2021 includes an estimate for the dilution impact of stock grants to the Company's executives under its 2020, 2021 and 2022 long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

Hudson Pacific Properties, Inc. Supplemental Information | Third Quarter 2022 Appendix

Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Total Portfolio Company's Share

	Company's Share					
	Number of Properties	Rentable Square Feet	Percent Occupied	Percent Leased	Annual Base Rent	Annual Base Rent Per Square Foot
Office						
In-Service						
Vancouver, British Columbia	1	301,989	93.7%	94.4%	$ 7,906,871	$ 27.95
Greater Seattle, Washington	8	1,718,700	81.8	81.8	53,619,401	38.13
San Francisco Bay Area, California	25	7,552,196	82.6	85.0	383,856,574	61.56
Los Angeles, California	14	2,229,921	97.7	98.6	125,747,268	57.72
Total	**48**	**11,802,806**	**85.6**	**87.4**	**571,130,114**	**56.53**
Studios						
Same-Store						
Los Angeles, California	3	627,532	84.4	84.4	23,913,919	44.72
Non-Same-Store						
Albuquerque, New Mexico	1	35,562	—	—		
Total	**4**	**663,094**				
Repositioning, Redevelopment, Development, Held-for-Sale						
Greater Seattle, Washington	2	581,905	—	—	—	—
San Francisco Bay Area, California	1	522,785	19.0	21.0	5,544,699	55.69
Los Angeles, California	3	410,806	35.9	35.9	7,791,792	52.87
Total(1)	**6**	**1,515,496**	**16.3%**	**17.0%**	**$ 13,336,491**	**$ 54.00**
Land						
Vancouver, British Columbia	1	90,000				
San Francisco Bay Area, California	1	350,000				
Los Angeles, California	4	1,069,283				
Greater London, United Kingdom	1	408,571				
Total	**7**	**1,917,854**				
TOTAL PORTFOLIO	**65**	**15,899,250**				

(1) Includes two properties classified as held-for-sale as of September 30, 2022. Please see page 34 for details.

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Hudson Pacific Properties, Inc.
Supplemental Information | Third Quarter 2022

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Company's Share															
	Q4 2022		Q1 2023		Q2 2023		Q3 2023		Q4 2023		Q1 2024		Q2 2024		Q3 2024	
	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF	SF	Rent per SF
Uncommenced Office Leases—Next Eight Quarters																
Vancouver, British Columbia	810	$ 36.26	1,491	$ 29.86	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	72,339	62.52	119,916	50.84	4,968	42.00	—	—	—	—	—	—	—	—	—	—
Los Angeles, California	—	—	—	—	—	—	—	—	—	—	—	—	20,340	—	—	—
Total	**73,149**	**62.23**	**121,407**	**50.58**	**4,968**	**42.00**	**—**	**—**	**—**	**—**	**—**	**—**	**20,340**	**—**	**—**	**—**
Backfilled Office Leases—Next Eight Quarters																
Vancouver, British Columbia	3,719	38.70	823	41.52	792	29.13	—	—	—	—	13,439	37.51	—	—	1,130	40.79
Greater Seattle, Washington	—	—	—	—	—	—	—	—	5,870	47.27	—	—	—	—	—	—
San Francisco Bay Area, California	14,167	48.09	10,441	62.68	—	—	13,712	75.00	—	—	—	—	—	—	—	—
Los Angeles, California	16,714	21.56	4,464	48.00	—	—	—	—	—	—	—	—	—	—	—	—
Total	**34,600**	**34.26**	**15,728**	**57.41**	**792**	**29.13**	**13,712**	**75.00**	**5,870**	**47.27**	**13,439**	**37.51**	**—**	**—**	**1,130**	**40.79**
Expiring Office Leases—Next Eight Quarters																
Vancouver, British Columbia	10,523	27.88	3,718	34.29	16,421	22.99	4,180	29.73	4,490	33.53	18,118	30.96	16,635	19.96	7,853	31.76
Greater Seattle, Washington	17,349	15.75	9,664	2.32	657	—	—	—	189,350	33.60	12,152	36.65	—	—	12,424	43.62
San Francisco Bay Area, California	307,521	47.65	230,107	49.96	252,724	61.67	430,477	58.85	203,212	61.09	285,357	63.45	409,081	54.54	251,967	70.16
Los Angeles, California	199,649	50.00	—	—	10,058	65.88	26,533	60.41	19,494	34.46	36,751	54.93	50,317	53.00	46,943	53.62
Total	**535,042**	**$ 47.10**	**243,489**	**$ 47.83**	**279,860**	**$ 59.41**	**461,190**	**$ 58.67**	**416,546**	**$ 47.05**	**352,378**	**$ 59.97**	**476,033**	**$ 53.17**	**319,187**	**$ 65.75**

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